EXHIBIT 10.184

AGREEMENT OF PURCHASE AND SALE
between
LC PORTLAND, LLC, as SELLER
and
CAPREF ACQUISITIONS, LLC, as BUYER

Dated as of May 17, 2013

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Schedules

Schedule A        -    Land
Schedule B        -    North Blocks Parcel
Schedule 3.2(a)    -    Material Contracts
Schedule 3.2(b-1)    -    Space Leases
Schedule 3.2(b-2)        Leasing Costs
Schedule 3.2(b-3)    -    Space Lease Defaults
Schedule 3.2(c)    -    Brokerage Commissions
Schedule 3.2(e)    -    Litigation
Schedule 3.2(i)    -    COREA
Schedule 3.2(j)    -    Insurance
Schedule 3.4(c)(i)(B)    -    Space Leases in Progress
Schedule 3.4(c)(i)(C)    -    Space Lease Amendments
Schedule 3.7        -    Permitted Work
Schedule 4.2        -    Assumed Contracts
Schedule 10.1(b)    -    Pursued Tenants
Schedule 10.9        -    Security Deposits

Exhibits
Exhibit A-1        -    Form of Tenant Estoppel Certificate
Exhibit A-2        -    Form of COREA Estoppel
Exhibit A-3        -    Form of Seller’s Estoppel Certificate
Exhibit B        -    Form of Assignment of Leases
Exhibit C        -    Form of Assignment of Contracts
Exhibit D        -    Form of Tenant Notices
Exhibit E        -    Form of Assignment of COREA and North Blocks REA
Exhibit F        -    From of Assignment of Licenses, Permits, Warranties and General                  Intangibles
Exhibit G        -    Form of Deed
Exhibit H        -    Form of Bill of Sale
Exhibit I        -    Form of FIRPTA Certificate
Exhibit J        -    Form of Title Affidavit/Gap Indemnity
Exhibit K        -    COREA Amendment
Exhibit L        -    North Blocks REA

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AGREEMENT OF PURCHASE AND SALE
AGREEMENT OF PURCHASE AND SALE, made as of the 17th day of May, 2013 between LC PORTLAND, LLC, a Delaware limited liability company (the “Seller”) and CAPREF ACQUISITIONS, LLC, a Texas limited liability company (the “Buyer”).
Background
A.    Seller is the owner of a certain parcel of land located in Portland, Oregon as more particularly described on Schedule A attached hereto (the “Land”) together with the buildings and other improvements located on the Land (the “Improvements”; the Land and the Improvements, collectively, the “Property”) commonly known as Lloyd Center. The Property, together with the Asset-Related Property (as defined below), shall be referred to herein, collectively, as the “Asset”.
B.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Asset on the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1.      Defined Terms. The capitalized terms used herein will have the following meanings.
“Acceptable Form” shall have the meaning assigned thereto in Section 6.2(a)(vii).
“Additional Earnest Money” shall have the meaning assigned thereto in Section 2.2(a)(ii).
“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).
“Agreement” shall mean this Agreement of Purchase and Sale, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified.
“Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(g)(i).

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“Asset” shall have the meaning assigned thereto in “Background” paragraph A.
“Asset File” shall mean the materials with respect to the Asset previously delivered to Buyer or its representatives by or on behalf of Seller or made available to Buyer at the Property, at the officers of Broker or on the Broker’s on-line data website at https://dox.eastdilsecured.com/Portal/login.aspx.
“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).
“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).
“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).
“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2(a)
“Basket Limitation” shall mean an amount equal to $125,000.
“Bill of Sale” shall have the meaning assigned thereto in Section 6.2(a)(iii).
“Blackout Date” means that date which is three (3) Business Days before the expiration of the Due Diligence Period.
“Broker” shall mean Eastdil Secured, LLC.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the city New York, New York.
“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.
“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.
“Buyer’s Representatives” shall have the meaning assigned thereto in
Section 11.2.
“Buyer’s Knowledge” shall mean the actual knowledge of Buyer based upon the actual knowledge of Todd Minnis and Mark Miller, without any duty on the part of any other officer or other Person to conduct any independent investigation or make any inquiry of any Person.
“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.10.

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“Buyer’s Transaction Costs” shall mean Buyer’s actual third-party out of pocket costs and expenses incurred in connection with the Transaction, not to exceed Two Hundred Thousand Dollars ($200,000), but only after providing Seller with invoices or other supporting documentation of such costs and expenses reasonably acceptable to Seller.
“Buyer Waived Breach” shall have the meaning assigned thereto in Section 11.3.
“Cap Limitation” shall mean an amount equal to $3,750,000.
“Claim Notice” shall have the meaning assigned thereto in Section 11.5.
“Claims” shall have the meaning assigned thereto in Section 7.5.
“Closing” shall have the meaning assigned thereto in Section 2.3(a).
“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).
“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement.
“Condition of the Asset” shall have the meaning assigned thereto in Section 7.4(b).
“Contracts” shall mean all contracts pertaining to the operation of the Property.
“COREA” shall mean those certain agreements described on Schedule 3.2(i) attached hereto, as the same shall be amended by the COREA Amendment.
“COREA Amendment” shall have the meaning assigned thereto in Section 3.6(a).
“COREA Estoppels” shall have the meaning assigned thereto in Section 3.5(b).
“COREA Parties” shall mean each of Nordstrom, Inc. and Sears, Roebuck and Co.
“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).
“Diligence Notice” shall have the meaning assigned thereto in Section 7.2(a).
“Due Diligence Period” shall mean the period ending at 5:00 p.m. (Eastern Standard Time) on May 30, 2013.
“Earnest Money” shall have the meaning assigned thereto in Section 2.2(a)(ii).
“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 14.5(a).
“Effective Date” shall mean the date of this Agreement.

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“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.
“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(a).
“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).
“Executive Order” shall have the meaning assigned thereto in Section 3.1(g)(i).
“Existing Management Agreement” shall mean the Management & Leasing Agreement, dated March 26, 2010, between Seller, Property Manager and Service Provider.
“Existing Mortgage” shall mean that certain Fee and Leasehold Deed of Trust and Security Agreement dated May 12, 2003, by and among LC Portland, LLC, as grantor, Transnation Title Insurance Company, as trustee and Lehman Brothers Holding Inc., as beneficiary.
“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).
“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).
“Hazardous Materials” shall have the meaning assigned thereto in subparagraph 7.4(b)(i).
“Improvements” shall have the meaning assigned thereto in “Background” paragraph A.

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“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.
“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.
“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.
“Initial Earnest Money” shall have the meaning assigned thereto in
Section 2.2(a)(i).
“IRS” shall mean the Internal Revenue Service.
“IRS Reporting Requirements” shall have the meaning assigned thereto in
Section 14.3(c).
“Junior Anchor Tenant” shall mean any Tenant currently occupying at least 10,000 square feet of Tenant Occupied Square Footage at the Property pursuant to a Space Lease (other than Major Tenants).
“Land” shall have the meaning assigned thereto in “Background” paragraph A.
“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the initial construction obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, leasing commissions, brokerage commissions, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Space Lease or any other agreement relating to such Space Lease.
“Long Term Temporary Tenant” shall mean a tenant who leases space at the Property for a term not less than thirteen (13) months and not greater than thirty-five (35) months.
“Losses” shall have the meaning assigned thereto in Section 11.1.
“Major Tenants” shall mean Macy’s Inc., H&M, Barnes & Noble, Lloyd Center Regal Cinemas, Eastgate Theater, Inc., Marshalls of MA, Inc., Ross Dress for Less, Inc., Old Navy, LLC and Gap, LLC.
“Material Casualty” shall have the meaning assigned thereto in Section 9.2(b).
“Material Condemnation” shall have the meaning assigned thereto in
Section 9.2(b).

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“Material Contracts” shall mean all Contracts other than those Contracts that are either (i) terminable on 30 days’ notice without cost or penalty or (ii) those Contracts that do not require the payment of more than $25,000 in any calendar year.
“Monetary Encumbrance” shall have the meaning assigned thereto in
Section 8.3(a).
“New Contracts” shall have the meaning assigned thereto in Section 4.2(a).
“North Blocks REA” shall have the meaning assigned thereto in Section 3.7.
“North Blocks Owner” shall mean Seller or such other party that owns fee simple title to the North Blocks Parcel.
“North Blocks Parcel” shall mean that certain property as more particularly described on Schedule B attached hereto.
“Other Lease Documentation” shall mean, collectively, tenant correspondence and other non-proprietary files and documentation relating to the Space Leases.
“Permitted Work” shall have the meaning assigned thereto in Section 3.8.
“Permitted Exceptions” shall mean (i) the matters set forth in the Title Commitment or the Survey or any matters disclosed on any updated title reports or updates to the Survey received prior to the expiration of the Due Diligence Period, (ii) the rights of tenants under the Space Leases including, without limitation, any Space Lease entered into after the Effective Date, and in accordance with the terms, of this Agreement, (iii) liens for current real estate taxes and special assessments which are not yet due and payable, (iv) standard exceptions and provisions contained in the form of title insurance policies, (v) subject to the adjustments provided for herein, any service, installation, connection or maintenance charge due after Closing and charges for sewer, water, electricity, telephone, cable television or gas, (vi) rights of vendors and holders of security interests on personal property installed on the Property by tenants and rights of tenants to remove fixtures at the expiration of the term of the Space Leases of such tenants, (vii) any matters which would be disclosed by an accurate survey or physical inspection of the Property, (viii) any title exception which is waived by Buyer pursuant to Section 8.3(b), (ix) the COREA and North Blocks REA, and (x) easements and laws, regulations, resolutions or ordinances, including, without limitation, building, zoning and environmental protection, as to the use, occupancy, subdivision, development, conversion or redevelopment of the Property currently or hereinafter imposed by any governmental or quasi governmental body or authority.
“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.
“Plans” shall have the meaning assigned thereto in Section 3.8.

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“Post-Effective Date Voluntary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).
“Property” shall have the meaning assigned thereto in “Background” paragraph A.
“Property Manager” shall mean Glimcher Properties Limited Partnership.
“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).
“Releasees” shall have the meaning assigned thereto in Section 7.5.
“Rents” shall have the meaning assigned thereto in Section 10.1(a).
“Reporting Person” shall have the meaning assigned thereto in Section 14.3(c).
“Required Tenant Estoppels” shall have the meaning assigned thereto in
Section 6.2(a)(vii).
“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.
“Seller Estoppels” shall have the meaning assigned thereto in Section 6.2(a)(vii).
“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.
“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of Andrea Drasites and Kevin Dinnie, without any duty on the part of any other officer or other Person to conduct any independent investigation or make any inquiry of any Person; provided, however, that with respect to the representations set forth in Sections 3.2(a), (b), (c), (d), (g) and (i) hereof, the individuals named above shall have an obligation of reviewing such representations with the Property Manager.
“Seller’s Leasing Costs” shall have the meaning assigned thereto in
Section 10.10.
“Service Provider” shall mean Glimcher Development Corporation.

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“Short Term Temporary Tenant” shall mean a tenant who leases space in the Property for a term not greater than thirteen (13) months.
“Space Leases” shall have the meaning assigned thereto in Section 3.2(b).
“Survey” shall mean that certain ALTA survey of the Property prepared by D. Gary Hutcheson, PLSA and to be delivered to Buyer during the Due Diligence Period.
“Taxes” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, alternative, unitary, alternative minimum, minimum franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupation, property (including personal, real, tangible and intangible property taxes), transfer, recording and stamp taxes, levies, imposts, duties, charges, fees, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privileges or similar taxes) imposed by or on behalf of a Governmental Authority, together with any and all penalties, fines, additions to tax and interest thereon, whether disputed or not.
“Tenant Estoppel” shall have the meaning assigned thereto in Section 3.5.
“Tenant Occupied Square Footage” shall mean the total square footage of the Property occupied by tenants under any Space Lease, but excluding any square footage occupied by any Long Term Temporary Tenant or Short Term Temporary Tenant.
“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).
“Title Commitment” shall mean that certain owner’s title commitments issued by the Title Company with effective date of April 23, 2013.
“Title Company” shall mean Chicago Title Company of Oregon.
“Title Policy” shall mean an ALTA Owner's Policy of Title Insurance without any endorsements issued by the Title Company insuring Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the Purchase Price.
“Voluntary Encumbrance” shall mean with respect to the Property, title exceptions affecting the Property that are knowingly and intentionally created by Seller through the execution by Seller of one or more instruments creating or granting such title exceptions; provided, however, that the term “Voluntary Title Exceptions” as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) any title exception created pursuant to a Space Lease for a Property by a Tenant thereunder; (c) any title exceptions that are approved, waived or deemed to have been approved or waived by Buyer or that are created in accordance with the provisions of this Agreement; and (d) any title exceptions which, pursuant to a Space Lease for the Property or otherwise, are to be discharged by a Tenant or occupant of the Property.

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ARTICLE II
SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1.      Sale of Asset.
(a)    On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Asset.
(b)    The transfer of the Asset to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean all of Seller’s right, title and interest in and to the following:
(i)    all easements, covenants and other rights appurtenant to the Land and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Land and to the center line thereof;
(ii)    the buildings located on the Land together with and including all parking areas, landscaped areas and other improvements located on the Land;
(iii)    all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date may be, placed in or attached to the Property and are used solely in connection with the operation of the Property (but not including items owned or leased by tenants, the Property Manager or the Service Provider, or which are leased by Seller) (the “Personal Property”);
(iv)    to the extent they may be transferred under applicable law without consent, all licenses and permits, entitlements, governmental approvals and certificates of occupancy presently issued in connection with the operation of all or any part of the Property as it is presently being operated;
(v)    to the extent assignable without consent, all warranties and guaranties, if any, issued to Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property;
(vi)    to the extent assignable, all service, supply and maintenance contracts, if any, held by Seller with respect to the Property and its mechanical equipment, elevators and other elements;
(vii)    all Space Leases and all security and escrow deposits held by Seller in connection therewith, and all licenses in Seller’s possession and used in connection with the Land and Improvements;
(viii)    all Assumed Contracts; and

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(ix)    to the extent they are in Seller’s possession and not otherwise proprietary, all books and records, tenant files, tenant lists and tenant marketing information, plans and specifications and other architectural and engineering drawings and guaranties relating to the Property.
(c)    Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Assets to be sold to Buyer (collectively, the “Excluded Assets”):
(i)    Cash. All cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership, operation or management of the Property;
(ii)    Third Party Property. Any fixtures, personal property, equipment, trademarks or other intellectual property or other assets which are owned by (A) the supplier or vendor under any Contract, (B) the tenant under any Space Lease, (C) the North Blocks Owner in connection with the North Blocks Parcel and (D) the manager under the Existing Management Agreement;
(iii)    Insurance Claims. Any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of subsection 9.2(a); and
(iv)    Proprietary Information. Any proprietary or confidential materials, the internal books and records of Seller and attorney-client or privileged materials.
SECTION 2.2.      Purchase Price.
(a)    The consideration for the purchase of the Asset shall be an amount equal to $148,000,000 (as adjusted in accordance with the terms of this Agreement, the “Purchase Price”), and shall be payable by Buyer to Seller on the Closing Date as follows:
(i)    Within two (2) days after the execution of this Agreement, Buyer shall deliver to Chicago Title Company of Oregon, as escrow agent (in such capacity, “Escrow Agent”), cash in an amount equal to $1,000,000 (together with all accrued interest thereon, the “Initial Earnest Money”) in immediately available funds by wire transfer to the Earnest Money Escrow Account. The Initial Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement;

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(ii)    On or prior to the expiration of the Due Diligence Period, Buyer shall deposit with Escrow Agent cash in an amount equal to $1,000,000 (together with all accrued interest thereon, the “Additional Earnest Money”; the Initial Earnest Money and the Additional Earnest Money, to the extent deposited by Buyer, the “Earnest Money”) in immediately available funds by wire transfer to the Earnest Money Escrow Account. Failure of Buyer to deliver the Additional Earnest Money when required under this subsection 2.2(a)(ii) shall be a default by Buyer under the terms of this Agreement, and Seller shall have the right, in Seller’s sole and absolute discretion, to terminate this Agreement and retain the Initial Earnest Money as liquidated damages; provided, however, that, on or prior to the expiration of the Due Diligence Period, Buyer shall have the right to terminate this Agreement and receive a return of the Initial Earnest Money by delivering a Diligence Notice pursuant to the requirements of Section 7.3(a)(i) of this Agreement. The Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement.
(iii)    At the Closing, (A) Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds, an amount equal to (A) the Purchase Price minus (B) the Earnest Money.
(b)        The Initial Earnest Money and the Additional Earnest Money upon delivery by Buyer to Escrow Agent will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 14.5. All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if the Closing occurs, Buyer shall receive a credit for such interest in accordance with the terms of this Agreement.
(c)    No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement.
SECTION 2.3.      The Closing.
(a)    The closing of the sale and purchase of the Asset (the “Closing”) shall take place on June 11, 2013 (the “Closing Date”), TIME BEING OF THE ESSENCE WITH RESPECT TO BUYER’S OBLIGATIONS UNDER THIS AGREEMENT.
(b)    The Closing shall be held on the Closing Date at 12:00 P.M. (EDT) by mutually acceptable escrow arrangements. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

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ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

SECTION 3.1.      General Seller Representations and Warranties. Seller hereby represents and warrants to Buyer, as of the Effective Date as follows:
(a)    Formation; Existence. It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
(b)    Power and Authority. It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(c)    No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of the transactions required or contemplated hereby.
(d)    No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Asset, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Seller or its assets or properties except, in each case, for any conflict or violation which will not materially adversely effect (A) Seller’s ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Asset or (C) the operation of the Property.
(e)    Foreign Person. It is not a “foreign person” as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

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(f)    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, which remains pending.
(g)    Anti-Terrorism Law.
(i)    None of Seller or, to Seller’s Knowledge, its affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).
(ii)    None of Seller or, to Seller’s Knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(iii)    Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
SECTION 3.2.      Representations and Warranties of Seller as to the Asset. Seller hereby represents and warrants to Buyer, as of the Effective Date, as follows:
(a)    Material Contracts.  To Seller’s Knowledge, Schedule 3.2(a) sets forth a correct and complete list of all Material Contracts affecting the Property as of the Effective Date and the same have not been modified or amended except as shown on Schedule 3.2(a) as of the Effective Date. Seller has delivered or made available to Buyer true and complete copies of the Material Contracts, and Seller has not given or received any written notice of default under any such Material Contracts that has not been cured.

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(b)    Space Leases. As of the Effective Date, the leases listed on Schedule 3.2(b-1) attached hereto (the “Space Leases”), (i) are true, correct and complete in all material respects and constitute all the leases, licenses and occupancy agreements relating to the Property under which Seller is the holder of the landlord’s interest, (ii) have not been modified or amended except as stated in Schedule 3.2(b-1), (iii) contain the entire agreement between the relevant landlord and the tenants named therein, (iv) except as set forth in Schedule 3.2(b-1), fixed rent and additional rent are currently being collected under such Space Leases without offset, counterclaim or deduction, (v) constitute all of the leases and other rental arrangements in which a third party has a leasehold interest in the Property, and (vi) are in full, force and effect in all material respects. True and complete copies of the Space Leases have been made available to Buyer. Schedule 3.2(b-2) is a true and complete list of all Leasing Costs currently outstanding with respect to the Property. Schedule 10.9 is a true and complete list of all security deposits (whether in the form of cash, letter of credit or otherwise) held by the landlord under the Space Leases. Except as set forth on Schedule 3.2(b-3), neither Seller nor, to Seller’s Knowledge, any of the tenants under the Space Leases is currently in monetary or material non-monetary default beyond the expiration of applicable notice and cure periods thereunder.
(c)    Brokerage Commissions.  To Seller’s Knowledge, there are no unpaid brokerage commissions or finders’ fees payable by the landlord with respect to the current or any renewal term of any of the Space Leases other than those set forth on Schedule 3.2(c) attached hereto.
(d)    Condemnation.  As of the Effective Date, there are no pending condemnation or similar proceedings affecting the Property, and to Seller’s Knowledge, no such action is threatened in writing or contemplated.
(e)    Litigation.  Except as disclosed in Schedule 3.2(e) attached hereto, as of the Effective Date, there are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, Seller’s Knowledge, threatened in writing against Seller or affecting Seller which, if determined adversely to such entity, would adversely affect the ability of Seller to perform its obligations hereunder. Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Seller to perform its obligations hereunder.
(f)    Environmental Matters. Seller has not received any written notice from any Governmental Authority of a violation of any applicable Environmental Laws with respect to the Property, which have not been cured.
(g)    Ownership of the Personal Property. To Seller’s Knowledge, Seller has good and valid title to the Personal Property and the same, subject to Section 5.1(f), is (or will be at Closing) free and clear of all liens, charges and encumbrances, other than any Permitted Exceptions.

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(h)    Employees. No individuals have been or presently are employed by Seller. There are no employment, collective bargaining or similar agreements or arrangements relating to the Property.
(i)    COREA. Schedule 3.2(i) attached hereto sets forth a true, correct and complete list of the COREA documents. To Seller’s Knowledge, the COREA is in full force and effect and as of the Effective Date has not been amended or modified except as set forth on the Title Commitment or as otherwise set forth on Schedule 3.2(i). Seller has not received any written notice of any default under any of the COREA Documents and subject to the execution and delivery of the COREA Amendment as contemplated therein, to Seller’s Knowledge, neither Seller nor any other party thereto is currently in material default under the COREA.
(j)    Insurance. Schedule 3.2(j) sets forth a true, correct and complete list of all insurance coverage maintained by Seller as of the Effective Date in connection with the Property and the operation thereof.
SECTION 3.3.      Amendments to Schedules; Limitations on Representations and Warranties of Seller.
(a)    Seller shall have the right to amend and supplement the schedules to this Agreement from time to time prior to the Closing to reflect changes since the Effective Date by providing a written copy of such amendment or supplement to Buyer; provided, however, that any amendment or supplement to the schedules to this Agreement shall have no effect for the purposes of determining whether Section 5.2(a) has been satisfied, but shall have effect only for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of the representation or warranty qualified by such amendment or supplement following the Closing.
(b)    Notwithstanding anything in this Agreement to the contrary, if the representations and warranties relating to the Space Leases and Material Contracts set forth in Section 3.2 and the status of the tenants and contract parties thereunder (other than Seller or its Affiliates) were true and correct as of the Effective Date, no change in circumstances or status of such tenants or contract parties (e.g., defaults, bankruptcies or other adverse matters relating to such tenants or contract parties) occurring after the Effective Date shall permit Buyer to terminate this Agreement or constitute grounds for Buyer’s failure to close.
SECTION 3.4.      Covenants of Seller Prior to Closing. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall:
(a)    Operation.  Operate and maintain the Property substantially in accordance with Seller’s past practices with respect to the Property.

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(b)    New Contracts.  Following the Blackout Date, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, not enter into any third party contracts, equipment leases or other material agreements affecting the Property (“New Contracts”) ; provided that Seller may enter into third party contracts without Buyer’s consent if such contract (i) is necessary as a result of an emergency at the Property, or (ii) is terminable on 30 days or less notice, without penalty. If Seller enters into any third party contracts after the Effective Date, then Seller shall promptly provide written notice and a copy thereof to Buyer and, unless such contract required Buyer’s approval pursuant to this paragraph and such approval was not obtained, Buyer shall assume such contract at Closing and the schedule of contracts attached to the Assignment of Contracts shall be so modified, and such contract shall be deemed added to Schedule 3.2(a)(ii) attached hereto and Schedule 3.2(a)(ii) shall be deemed amended at the Closing to include such contracts. If a new contract requires Buyer’s approval and Buyer does not object within five (5) days after receipt of a copy of such contract together with a written request for Buyer’s approval of such contract, then Buyer shall be deemed to have approved such contract.
(c)    New Space Leases.
(i)    Continue its present rental program and efforts at the Property to rent any vacant space, provided that, following the Blackout Date, without the prior consent of Buyer, which consent may be withheld in Buyer’s sole and absolute discretion, Seller shall not execute any new lease or amend, terminate or accept the surrender of any existing tenancies except that Seller is authorized to (A) accept the termination of Space Leases at the end of their existing terms, (B) enter into leases or other related leasing transactions with any of the tenants listed on Schedule 3.4(c)(i)(B) with respect to the specified space in the Property, and (C) amend, extend or renew any Space Lease provided that such amendment, extension or renewal is with any of the tenants listed on Schedule 3.4(c)(i)(C). If Seller enters into any Spaces Lease after the Effective Date, then Seller shall promptly provide written notice and a copy thereof to Buyer and, if a new lease or an amendment, renewal or extension of a Space Lease requires Buyer’s consent and Buyer does not object within five (5) days after receipt of a letter of intent from Seller or its representative to enter into, amend, renew or extend such Space Lease, then Buyer shall be deemed to have approved such lease or amendment.
(ii)    If Seller enters into any lease after the Effective Date, then unless such lease required Buyer’s approval pursuant to this paragraph and such approval was not obtained, Buyer shall assume such lease at Closing and the schedule of Space Leases attached to the Assignment of Leases shall be so modified, and such lease shall be shall be deemed added to Schedule 3.2(b) attached hereto and Schedule 3.2(b) shall be deemed amended at the Closing to include such lease.

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(d)    Litigation; Violations. Advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency which affects any Asset in any material respect, which is instituted after the Effective Date and which, if adversely determined, would materially adversely effect (i) Seller’s ability to consummate the transactions contemplated by this Agreement, (ii) the ownership of the Asset or (iii) the operation of the Property. Deliver to Buyer promptly after receipt thereof copies of any written notices of violations or other material written notices regarding the Property received by Seller.
(e)    Defaults. Promptly advise Buyer in writing of any written notices of default received by Seller under any Space Lease, any material Contract or the COREA.
(f)    Insurance. Keep the Property insured against fire and other hazards in such amounts and under such terms as are substantially consistent with Seller’s existing insurance program.
(g)    Performance Under Space Leases. Perform, or cause its agents to perform, in all material respects, all obligations of landlord or lessor under the Space Leases. Promptly advise Buyer in writing of any material written responses received by Seller from any tenant under the Space Leases with respect to the 2012 CAM reconciliations.
(h)    Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, water and sewer charges in the ordinary course of business.
(i)    COREA and Operating Covenants. Perform, or cause its agents to perform, in all material respects, all obligations of Seller under the COREA and, except as set forth in Section 3.6(a), not amend, modify or terminate the COREA without Buyer’s prior written consent.
(j)    Existing Management Agreement. Terminate the Existing Management Agreement affecting the Property at or prior to Closing. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability thereunder.
(k)    Terminated Contracts. Terminate the Contracts except the Assumed Contracts. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor.

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SECTION 3.5.      Tenant Estoppels
Within ten (10) days after the Effective Date, Seller shall prepare and deliver to all tenants under the Space Leases an estoppel certificate or other statement in the form of Exhibit A-1 attached hereto (the “Tenant Estoppel”) or such other form as the tenant is permitted to deliver under its respective Space Lease, and request each such tenant to execute and deliver the Tenant Estoppel to Seller. Seller shall use commercially reasonable efforts to obtain the executed Tenant Estoppels in substantially the same form as the applicable form attached as Exhibit A-1 or such other form as the tenant is permitted to deliver under its respective Space Lease from such tenants (without the obligation to incur any material cost or liability in connection with such efforts or making any payments or granting any concessions under the Space Leases and without the obligation to declare any tenants in default under the Space Leases or to initiate any proceeding thereunder). Other than as set forth in Section 6.2(a)(vii), the receipt of any Tenant Estoppel or any matter raised in any Tenant Estoppel shall not be a condition to Buyer’s obligation to close and shall not constitute grounds to refuse to close.
SECTION 3.6.      COREA Amendment; Estoppels
(a)    Seller shall have the right, on or prior to Closing, to record in the applicable recorder’s office that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and among Seller and the COREA Parties, a copy of which is attached hereto as Exhibit K (the “COREA Amendment”). Seller shall have the right without Buyer’s consent to modify the COREA Amendment prior to the Blackout Date, and shall promptly provide written notice and a copy of the modified COREA Amendment to Buyer. Following the Blackout Date, Seller shall not modify the COREA Amendment in any material respect without the prior written consent of Buyer (in Buyer’s sole and absolute discretion).
(b)    Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate in the form of Exhibit A-2 attached hereto or such other form as the applicable COREA Party is permitted to deliver under the COREA (the “COREA Estoppel”) from each COREA Party without the obligation to incur any material cost or liability in connection with such efforts or making any payments or granting any concessions under the COREA and without the obligation to declare the COREA in default or to initiate any proceeding thereunder.
SECTION 3.7.      North Blocks REA.
(a)    Seller shall have the right, on or prior to Closing, to record in the applicable recorder’s office that certain Declaration of Reciprocal Easement and Operating Agreement, a copy of which is attached hereto as Exhibit L (the “North Blocks REA”). Seller shall have the right without Buyer’s consent to modify the North Blocks REA prior to the Blackout Date, and shall promptly provide written notice and a copy of the modified North Blocks REA to Buyer. Following the Blackout Date, Seller shall not modify the North Blocks REA in any material respect without the prior written consent of Buyer (in Buyer’s sole and absolute discretion).

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SECTION 3.8.      Permitted Work
(a)    Subject to the terms of this Agreement, Buyer acknowledges and agrees that Seller, at its sole cost and expense, shall be obligated to complete the tenant improvement work and the site work described on Schedule 3.7 attached hereto (the “Permitted Work”) substantially in accordance with the Plans (hereinafter defined). All Permitted Work shall be performed and completed in accordance with the terms of this Agreement, all applicable laws and regulations and in a good and workman-like manner. As used herein the term “Plans” means, collectively, the plans, specifications, construction contracts and other documents in Seller’s possession and reasonably requested by Buyer relating to the Permitted Work.
(b)    Permitted Work Access; Insurance; Indemnity.
(i)    Seller and Seller’s agents, representatives, employees and contractors (together with Seller, collectively, “Seller’s Representatives”) shall have the right, subsequent to Closing, to enter the Property to perform the Permitted Work. Without limiting the aforesaid, in connection with any entry onto the Property, Seller’s Representatives shall conduct such entry so as to minimize, to the greatest extent possible, interference with Buyer’s business and the business of any tenant and otherwise in a manner reasonably acceptable to Buyer. Buyer shall be entitled to accompany Seller’s Representatives and any persons conducting the Permitted Work to observe any activities carried out in connection with the Permitted Work. Buyer shall also have the right to consult with Seller on the Permitted Work and Seller shall reasonably consider any comments from Buyer regarding the same. Seller’s Representatives will provide notice to Buyer of its intent to enter onto the Property, which notice shall be in writing (which may be by email transmission) and must be received by Buyer at least twenty-four (24) hours before such proposed entry unless otherwise agreed to by the parties.
(ii)    During the performance of the Permitted Work, Seller and any consultant, contractor or subcontractors entering the Property or performing the Permitted Work shall keep in full force and effect the following levels of insurance coverage and provide a certificate of insurance evidencing such coverage to Buyer: (i) commercial general liability insurance with limits of at least $3,000,000 and (ii) excess umbrella insurance with limits of $1,000,000.
(c)    To the extent the Permitted Work is not complete at Closing, Buyer shall reimburse Seller for its proportional share of any water, sewer or other utility charges attributable to the Property for periods after the Closing, as such charges are reasonably determined by Seller.
(d)    The provisions of this Section 3.6 shall survive the Closing.

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SECTION 3.9.      Intangible Property. Seller shall cause to be transferred to Buyer at Closing or as soon as practical thereafter Seller’s (or any of its affiliate’s) right, title and interest to (i) the domain name www.lloydcenter.com, (ii) and trade name or logo with respect to “Lloyd Center”, (iii) the Facebook and Twitter pages of the Lloyd Center (to the extent still active and not deactivated based on actions beyond control of Seller) and (iv) any mailing lists retained by Seller or the Property Manager specifically related to the Property, in each case without any representations or warranties.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

SECTION 4.1.      Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, as of the Effective Date, as follows:
(a)    Formation; Existence. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Texas.
(b)    Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Asset and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(c)    No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby.
(d)    No Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Asset, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Buyer or its assets or properties.

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(e)    Bankruptcy. It has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets, which remains pending.
(f)    Anti-Terrorism Law.
(i)    None of Buyer or, to Buyer’s Knowledge, its affiliates, is in violation of the Anti-Money Laundering and Anti-Terrorism Laws.
(ii)    None of Buyer or, to Buyer’s Knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(iii)    Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
SECTION 4.2.      Covenants of Buyer.
(a)    Assumed Contracts. Buyer shall assume as of the Closing certain contracts pertaining to the operation of the Property (other than the Existing Management Agreement and any equipment leases) (the “Assumed Contracts”). For the purposes hereof, the Assumed Contracts shall only include those Contracts listed on Schedule 4.2 attached hereto.
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1.      Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Asset to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

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(b)    Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).
(c)    Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.
(d)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby
(e)    No action, suit or other proceeding shall be pending which shall have been brought by an person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.
(f)    Seller shall have received all of the documents required to be delivered by Buyer under Section 6.1.
(i)    Seller shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder.
SECTION 5.2.      Conditions to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Asset is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:
(a)    Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct in all material respects as of such date).
(b)    Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing.
(c)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Asset or the consummation of any other transaction contemplated hereby.

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(d)    Title to the Property shall be delivered to Buyer in the manner required under Section 8.1.
(e)    Buyer shall have received the Required Tenant Estoppels pursuant to Section 6.2(a)(vii).
(f)    On or prior to Closing, Seller shall have delivered fully executed COREA Estoppels from each of the COREA Parties.
g)    Buyer shall have received all of the documents required to be delivered by Seller under Section 6.2.
SECTION 5.3.      Waiver of Conditions Precedent. The Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.
ARTICLE VI
CLOSING DELIVERIES

SECTION 6.1.      Buyer Closing Deliveries. Buyer shall deliver the following documents at Closing:
(a)    with respect to the Asset:
(i)    an assignment and assumption of Seller’s interest in the Space Leases (an “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit B attached hereto;
(ii)    an assignment and assumption of the Assumed Contracts (an “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;
(iii)    notice letters (“Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit D attached hereto;
(iv)    an assignment and assumption of the COREA and the North Blocks REA (an “Assignment of REA”) duly executed by Buyer in substantially the form of Exhibit E attached hereto; and
(v)    an assignment of all licenses, permits, warranties and intangibles to the extent assignable (an “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit F attached hereto.
(b)    with respect to the transactions contemplated hereunder:

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(i)    a duly executed and sworn officer’s certificate from Buyer (or the general partner or manager member of Buyer, where appropriate) certifying that Buyer has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(ii)    an executed and acknowledged incumbency certificate from Buyer (or the general partner or manager member of Buyer, where appropriate) certifying the authority of the officers of Buyer (or the general partner of Buyer, where appropriate) to execute this Agreement and the other documents delivered by Buyer to Seller at the Closing;
(iii)    all transfer tax returns which are required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and duly executed by Buyer; and
(iv)    a closing statement prepared and approved by Seller and Buyer, consistent with the terms of this Agreement, an initial draft of which shall be prepared by Seller and delivered to Buyer no later than five (5) Business Days prior to Closing.
SECTION 6.2.      Seller Closing Deliveries. Seller shall deliver the following documents at Closing:
(a)    with respect to the Asset:
(i)    an Oregon Statutory Special Warranty Deed (a “Deed”) in substantially the form of Exhibit G attached hereto duly executed by Seller;
(ii)    an Assignment of Leases duly executed by Seller,
(iii)    a bill of sale (a “Bill of Sale”) duly executed by Seller in substantially the form of Exhibit H attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property and used solely in connection with the operation of the Property (but not including items owned or leased by tenants, the Property Manager or the Service Provider or which are leased by Seller);
(iv)    an Assignment of Contracts duly executed by Seller;
(v)    the Tenant Notices duly executed by Seller;
(vi)    an affidavit that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, in substantially the form of Exhibit I attached hereto;

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(vii)    the Tenant Estoppels from (i) each of the Major Tenants, (ii) three (3) Junior Anchor Tenants and (iii) tenants representing or leasing at least seventy percent (75%) of the Tenant Occupied Square Footage of the Property as of the Closing Date (the “Required Tenant Estoppels”) substantially in the form attached hereto as Exhibit A-1 or in a form which otherwise certifies as to those matters which are specifically required to be certified by such tenant pursuant to the provisions of such tenant’s Space Lease, without (a)  any assertion by such tenant under such Space Lease of (1) a default by landlord, (2) tenant set‑off right not otherwise credited to Buyer under this Agreement or (3) a material claim by a tenant that if left uncured would permit the tenant under the terms of the applicable Space Lease the right to offset rents or terminate such Space Lease (individually and collectively referred to herein as a “Lease Adverse Condition”) with respect to such tenant's Space Lease, which Lease Adverse Condition was not disclosed in the Asset File or this Agreement prior to the date of such executed Tenant Estoppel, or (b) amendments or modifications to the Space Lease or terms of the Space Lease which are inconsistent, in any material respect, as reasonably determined by Buyer, with those disclosed in the Asset File or this Agreement (an “Acceptable Form”); provided that Buyer’s closing condition as set forth in this subparagraph shall be deemed satisfied and irrevocably waived by Buyer if the Required Tenant Estoppels have been delivered to Buyer at any time after the Effective Date and Buyer does not object in a written notice to Seller specifying Buyer’s objections to the form of the Required Tenant Estoppel within three (3) Business Days after receipt thereof. Any Tenant Estoppel disapproved by Buyer pursuant to the immediately preceding sentence shall be excluded from the calculations determining whether Seller has delivered the Required Tenant Estoppels as required by this paragraph. Notwithstanding anything to the contrary, if Seller is able to obtain Tenant Estoppels from each of the Major Tenants, and the required number of Junior Anchor Tenants but is unable to obtain Tenant Estoppels from tenants representing at least 75% of the Tenant Occupied Square Footage of the Property as of the Closing Date, Seller may (but shall not be obligated to) deliver certificates executed by Seller in the form attached as Exhibit A-3 hereto (the “Seller Estoppels”), which shall be dated as of the Closing Date to satisfy such condition; provided, however, Seller shall not be permitted to deliver Seller Estoppels with respect to any Major Tenant or Junior Anchor Tenant, and Seller may only deliver a Seller Estoppels for other tenants representing no more than ten percent (10%) of the Tenant Occupied Square Footage of the Property as of the Closing Date. In addition, Seller shall be released from any liability with respect to any Seller Estoppel upon the delivery to Buyer of an executed Tenant Estoppel in Acceptable Form from such tenant for which Seller has delivered such Seller Estoppel. Other than as set forth in this Section 6.2(a)(vii), the receipt of any Tenant Estoppel or any matter raised in any Tenant Estoppel shall not be a condition to Buyer’s obligation to close and shall not constitute grounds to refuse to close. In the event Seller is unable to obtain the Required Tenant Estoppels by Closing, then Buyer may elect to (i) terminate the Agreement, direct the Escrow Agent to immediately deliver the Earnest Money to Buyer and retain the Earnest Money, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination, or (ii) waive such condition and proceed to the Closing;

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(viii)    an Assignment of the COREA and the North Blocks REA, duly executed by Seller;
(ix)    a termination of the Existing Management Agreement;
(x)    copies of the Space Leases referred to in the Assignment of Leases, and only to the extent any Other Lease Documentation is in Seller’s possession or its property manager’s possession on the Closing Date, the Other Lease Documentation, which delivery may be satisfied by delivery to the on-site property management office at the Property; and
(xi)    a closing statement prepared and approved by Seller and Buyer, consistent with the terms of this Agreement.
(b)    with respect to the transactions contemplated hereunder:
(i)    a duly executed and sworn officer’s certificate from Seller certifying that Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(ii)    an executed and acknowledged incumbency certificate from Seller certifying the authority of the officers of Seller to execute this Agreement and the other documents delivered by Seller to Buyer at the Closing; and
(iii)    all transfer tax returns which are required by law and the regulations issued pursuant thereto in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Seller.
(c)    In the event any Asset Related Property is not assignable (such as a letter of credit that is not transferable), Seller shall use commercially reasonable efforts after Closing to provide Buyer, at no cost to Seller (other than a de minimis cost), with the economic benefits of such property by enforcing such property (solely at Buyer’s direction) for the benefit and at the expense of Buyer. The provisions of this Section 6.2(c) shall survive the Closing hereunder.

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ARTICLE VII
INSPECTIONS; DUE DILIGENCE; RELEASE

SECTION 7.1.      Right of Inspection. During the Due Diligence Period and through the earlier of Closing or the termination of this Agreement in accordance with the terms hereof, Buyer and its agents, attorneys, advisors and/or consultants shall have the right, upon reasonable prior written notice to Seller (which shall in any event be at least 24 hours in advance and may be in the form of an email) and at Buyer’s sole cost, risk and expense to inspect the Property during business hours on Business Days, provided that any such inspection shall not unreasonably impede the normal day‑to‑day business operation of the Property, and provided further that Seller shall be entitled to accompany Buyer and its agents on such inspection. Notwithstanding the foregoing, Buyer shall not have the right to interview the tenants or subtenants under Space Leases without the prior written consent of Seller not to be unreasonably withheld, conditioned or delayed or to do any invasive testing of the Property without the prior written consent of Seller in its sole discretion and Seller shall be entitled to accompany Buyer and its agents on any such permitted interviews and testing. Buyer’s right of inspection of the Property shall be subject to the rights of tenants under the Space Leases. Prior to any such inspection, Buyer shall deliver to Seller certificates reasonably satisfactory to Seller evidencing that Buyer’s and/or Buyer’s agents, as applicable, carry and maintain such general liability insurance policies with such companies and in such scope and amounts as are acceptable to Seller in its reasonable discretion, in all cases naming Seller as an additional insured and loss payee thereunder. Buyer hereby indemnifies and agrees to defend and hold Seller and the Seller-Related Entities (as defined below) harmless from and against any claim for losses, liabilities, expenses, costs (including, without limitation, reasonable attorneys’ fees), damage or injuries actually suffered or incurred by any of the Seller-Related Entities arising out of, resulting from relating to or in connection with or from damage to property or injury to persons arising from any such inspection by Buyer or its agents and (ii) any breach of the provisions of this Section 7.1. The provisions of this Article VII shall survive the Closing or the termination of this Agreement.

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SECTION 7.2.      Termination Right.
(a)    On or before the expiration of the Due Diligence Period, Buyer shall deliver written notice (the “Diligence Notice”) to Seller stating either (i) that Buyer elects to terminate this Agreement, in which event Seller shall direct Escrow Agent to return the Initial Earnest Money to Buyer, and neither party shall have any further rights or obligations under this Agreement (except for provisions hereof that are expressly stated to survive a termination of this Agreement), or (ii) that Buyer elects not to terminate this Agreement, in which event (A) Buyer shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this Section 7.2(a) and this Agreement shall continue in full force and effect in accordance with its terms, (B) the Initial Earnest Money shall thereupon become nonrefundable, except as expressly specified in this Agreement and (C) Buyer shall deliver the Additional Earnest Money pursuant to Section 2.2(a)(ii) of this Agreement. The failure of Buyer to deliver any Diligence Notice to Seller by the expiration of the Due Diligence Period shall be deemed to be the delivery of a Diligence Notice by Buyer under clause (ii) above. For the avoidance of doubt, Buyer’s right to terminate this Agreement pursuant to clause (i) above shall be made at the sole discretion of Buyer and for any or no reason, and Seller shall have no right of objection. Time shall be of the essence with respect to Buyer’s right and obligation to deliver the Diligence Notice.
(b)    Buyer hereby agrees that in the event Buyer delivers (or is deemed to have delivered) a Diligence Notice under clause (ii) of Section 7.2(a) the same shall constitute an acknowledgment that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Asset and all files and information in Seller’s possession that Buyer deems material to the purchase of the Asset.
SECTION 7.3.      Disclaimer. Any information provided or to be provided with respect to the Property is solely for Buyer’s convenience and was or will be obtained from a variety of sources. Seller has not made any independent investigation or verification of such information and makes no (and expressly disclaims all) representations as to the accuracy or completeness of such information. Seller shall not be liable for any mistakes, omissions, misrepresentation or any failure to investigate the Property nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports or other information pertaining to the Property or the operation thereof, furnished by Seller, its representatives or other Person or entity acting on Seller’s behalf.

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SECTION 7.4.      Examination; No Contingencies.
(a)    In entering into this Agreement, Buyer has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by Seller, or any partner of Seller, or any affiliate, agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent Seller with respect to the Asset, the Condition of the Asset or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement. Buyer’s obligations under this Agreement shall not be subject to any contingencies, diligence or conditions except as expressly set forth in this Agreement. Buyer acknowledges and agrees that, except as expressly set forth herein or in the documents executed and delivered by Seller at Closing, Seller makes no representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Asset or the Condition of the Asset. BUYER AGREES THAT THE ASSET WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSET, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than as expressly set forth in this Agreement or in the documents executed and delivered by Seller at Closing. Without limiting the generality of the foregoing, except as set forth in this Agreement or in the documents executed and delivered by Seller at Closing, the transactions contemplated by this Agreement are without statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to the Condition of the Asset or any aspect thereof, including, without limitation, (i) any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability, or fitness for a particular purpose, (ii) any statutory, express or implied representations or warranties created by any affirmation of fact or promise, by any description of the Asset or by operation of law, and (iii) all other statutory, express or implied representations or warranties by Seller whatsoever. Buyer acknowledges that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transactions contemplated by this Agreement.
(b)    For purposes of this Agreement, the term “Condition of the Asset” means the following matters:

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(i)    Physical Condition of the Property. The quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, flora, fauna, soils, subsurface conditions, groundwater, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access, and parking; the condition of the personal property and any fixtures; and the presence of any asbestos or other Hazardous Materials, dangerous, or toxic substance, material or waste in, on, under or about the Property and the improvements located thereon. “Hazardous Materials” means (A) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., and the regulations and publications issued under any such laws, (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls and (C) mold or water conditions which may exist at the Property or other substances, wastes or materials listed or defined by any state or local statutes, regulations and ordinances pertaining to the protection of human health and the environment.
(ii)    Adequacy of the Asset. The economic feasibility, cash flow and expenses of the Asset, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose.
(iii)    Legal Compliance of the Asset. The compliance or non-compliance of Seller or the operation of the Property or any part thereof in accordance with, and the contents of, (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any governmental authorities asserting jurisdiction over the Property, including, without limitation, those relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and Hazardous Materials, dangerous, and toxic substances, materials, conditions or waste, including, without limitation, the presence of Hazardous Materials in, on, under or about the Property that would cause state or federal agencies to order a clean up of the Property under any applicable legal requirements and (ii) all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property.

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(iv)    Matters Disclosed in the Schedules and the Asset File. Those matters referred to in this Agreement and the documents listed on the Schedules attached hereto and the matters disclosed in the Asset File.
(v)    Insurance. The availability, cost, terms and coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property.
(vi)    Condition of Title. Subject to Section 8.3, the condition of title to the Property, including, without limitation, vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurance; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments.
SECTION 7.5.      Release.
(a)     Buyer hereby agrees that Seller, and each of their partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliates and related entities, heirs, successors, and assigns (collectively, the “Releasees”) shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, reasonably attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, the “Claims”) with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Asset or the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (a) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (b) any patent or latent defects or deficiencies with respect to the Property, (c) any and all matters related to the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof, (d) any and all matters related to the current or future zoning or use of the Property, and (e) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property; provided, however, that in no event shall Releasees be released from any Claims arising pursuant to the provisions of this Agreement or Seller’s obligations, if any, under the Closing Documents. Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal Superfund laws, 42 U.S.C. Sections 9601 et seq. and similar state environmental laws (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Releasees or their agents in connection with Claims described above.

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(b)    In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now known to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damage, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Claims, debts, and controversies which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.
(c)    Seller has given Buyer concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 7.5. The provisions of this Section 7.5 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.
ARTICLE VIII
TITLE AND PERMITTED EXCEPTIONS

SECTION 8.1.      Title Insurance and Survey. The Property shall be sold and is to be conveyed, and Buyer agrees to purchase the Property, subject only to the Permitted Exceptions.
SECTION 8.2.      Title Commitment; Survey. Seller shall deliver to Buyer a copy of the Title Commitment and the Survey within one (1) Business Day of receipt thereof. Except as expressly set forth in Section 8.3(a), all title exceptions and matters set forth in the Title Commitment and on the Survey as of the expiration of the Due Diligence Period and as agreed upon by Seller and Buyer shall be deemed Permitted Exceptions and shall be deemed approved by Buyer and Seller on or prior to the expiration of the Due Diligence Period. Buyer is solely responsible for obtaining any updated title commitments, updated or recertified surveys, or any other title related matters Buyer desires with respect to the Property.

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SECTION 8.3.      Certain Exceptions to Title; Inability to Convey.
(a)    The Property shall be conveyed, and Buyer agrees to acquire the Property, subject only to the Permitted Exceptions. In the event Seller is unable to convey title to the Property subject only to the Permitted Exceptions, and Buyer has not, prior to the Closing Date, given notice to Seller that Buyer is willing to waive objection to each title exception which is not a Permitted Exception, Buyer may elect, as its sole and exclusive remedy therefore, to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event the Earnest Money shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (b) waive such title objections, in which event such title objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense any title matters which are not Permitted Exceptions, and shall be entitled to a reasonable adjournment of the Closing ( not to exceed thirty (30) days]) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such title matter. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at Closing to cause the release or discharge of (i) any Voluntary Encumbrance created by Seller on or after the Effective Date (each, a “Post-Effective Date Voluntary Encumbrance”), (ii) the Existing Mortgage and (iii) any lien encumbering the Property that may be removed by the payment of a sum of money (each, a “Monetary Encumbrance”), provided, Seller shall not be obligated to spend more than $150,000 in the aggregate to remove any Monetary Encumbrances, and provided, further, if a Post-Effective Date Voluntary Encumbrance or Monetary Encumbrance is bonded over by Seller or others at the Closing such that it is omitted from the Title Policy (or is otherwise insured over by the Title Company) then Seller shall be deemed to have satisfied the provisions of this sentence and caused the release of such Post-Effective Date Voluntary Encumbrance or Monetary Encumbrance. The parties acknowledge and agree that Seller shall have the right to apply or cause Escrow Agent to apply all or any portion of the Purchase Price to cause the release of any Post-Effective Date Voluntary Encumbrance, the Existing Mortgage or Monetary Encumbrance.
(b)    Except as expressly set forth in Section 8.3(a), nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall Buyer have any right of action against Seller, at law or in equity, for Seller’s inability to convey title to the Property subject only to the Permitted Exceptions.

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(c)    Buyer agrees to purchase the Property subject to any and all Violations, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, or other conditions, and Buyer shall accept the Property subject to all such Violations, the existence of any conditions at the Property which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.
SECTION 8.4.      Buyer’s Right to Accept Title
(a)    Notwithstanding the foregoing provisions of this Article VIII, Buyer may, by notice given to Seller at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any title exceptions which are not Permitted Exceptions.
(b)    Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transactions contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of the Buyer’s request.
SECTION 8.5.      Cooperation. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, will deliver the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller (or other entity signing on behalf of Seller) and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Seller. In addition, Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit and a gap indemnity in the form attached hereto as Exhibit J.

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ARTICLE IX
TRANSACTION COSTS; RISK OF LOSS

SECTION 9.1.      Transaction Costs.
(a)    Buyer and Seller agree to comply with all real estate transfer tax Laws applicable to the sale of the Asset. At Closing, all transfer taxes, if any, incurred in connection with the consummation of this transactions contemplated by this Agreement, shall be paid by Seller. At Closing, all recording charges and other fees and charges (including any penalties and interest), if any, incurred in connection with the consummation of the transactions contemplated by this Agreement (except as provided in the following sentence) shall be paid by Buyer when due. In addition to the foregoing and their respective apportionment obligations hereunder, (i) Seller and Buyer shall each be responsible for the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the transactions contemplated by this Agreement, (ii) Buyer shall be responsible for costs and expenses associated with (A) Buyer’s due diligence, (B) the costs of extended coverage, endorsements or similar expenses in connection with the Title Policy, (C) survey costs and (D) and title costs in connection with any lender’s title policies, and (iii) Seller shall be responsible for (A) the payment of any recording charges and other fees and charges in connection with the release and/or satisfaction of the Existing Mortgage, and (B) the costs of the insurance premiums attributable to standard coverage in connection with the Title Policy.
(b)    Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned Taxes, fees or other charges for which it has assumed responsibility under this Section. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement.

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SECTION 9.2.      Risk of Loss.
(a)    If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken as a result of any condemnation or eminent domain proceeding, Seller shall promptly notify Buyer and, at Closing, Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the net proceeds (other than on account of business or rental interruption relating to the period prior to Closing), if any, received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under such insurance, less any amounts spent to restore the Property. If as of the Closing Date, Seller has not received any such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Asset (without any credit for such insurance or condemnation proceeds except for a credit for any deductible under such insurance) and Seller will at Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds (other than on account of business or rental interruption relating to the period prior to Closing) and to all other rights or claims arising out of or in connection with such casualty or condemnation.
(b)    Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) taken as a result of a Material Condemnation, Seller shall promptly notify Buyer of such Material Condemnation and shall deliver copies of any written correspondence received by Seller from the applicable governmental authority with respect to such proceedings, and Buyer shall have the right, exercised by notice to Seller no more than five (5) days after Buyer has received written notice of such Material Casualty or Material Condemnation, to terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer and neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If Buyer fails to timely terminate this Agreement in accordance with this Section 9.2(b), the provisions of Section 9.2(a) shall apply. As used in this Section 9.2(b), a “Material Casualty” shall mean any damage to the Property or any portion thereof by fire or other casualty that, as determined by Seller in its good faith reasonable discretion, may be expected to cost in excess of five percent (5%) of the Purchase Price to repair. As used in this Section 9.2(b), a “Material Condemnation” shall mean any of the following: (a) a taking of the Property or any material portion thereof, or (b) a taking that materially adversely affects access to the Property, as a result or a condemnation, or (c) eminent domain proceedings that, permanently and materially impairs the use of the Property, and which cannot be restored to substantially the same use as before the taking, or (d) a taking of the Property or any portion thereof which allows any tenant under a Space Leases occupying at least 50,000 square feet of Tenant Occupied Square Footage, in the aggregate, to terminate its Space Lease, or (e) a taking of the Property or any portion thereof which allows a Major Tenant to terminate its Space Lease.

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ARTICLE X
ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing the “Adjustment Point”), based upon a 365 day year, and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:
SECTION 10.1.      Fixed Rents and Additional Rents.
(a)    Fixed rents (collectively, “Fixed Rents”) and Additional Rents (as hereinafter defined; Fixed Rents and Additional Rents being together referred to herein as “Rents”) paid or payable by tenants under the Space Leases in connection with their occupancy of the Property shall be adjusted and prorated on an if, as and when collected basis. Any Rents collected by Buyer or Seller after the Closing from any tenant who owes Rents for periods prior to the Closing, shall be applied (i) first, in payment of Rents owed by such tenant for the month in which the Closing occurs, (ii) second, in payment of current Rents at the time of receipt, (iii) third, to delinquent Rents, if any, which became due after the Closing and (iv) fourth, then to delinquent Rents, if any, which became due and payable prior to Closing. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) the payment of additional rent based upon a percentage of the tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”), (ii) so-called common area maintenance or “CAM” charges, and (iii) so‑called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or otherwise. Subject to the terms of this Agreement, as to any Additional Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, Buyer shall pay the entire amount over to Seller upon Buyer’s receipt thereof.

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(b)    For a period of one (1) year following the Closing, Buyer shall bill tenants who owe Rents for periods prior to the Closing on a monthly basis following the Closing and use commercially reasonable efforts to attempt to collect such past due Rents, but shall not be obligated to engage a collection agency or take legal action to collect such amount. Notwithstanding the foregoing, if Buyer shall be unable to collect such past due Rents, Seller shall have the right to pursue the tenants set forth on Schedule 10.1(b) (the “Pursued Tenants”) to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits, but Seller shall not take any action to evict any such Pursued Tenant or terminate any such Pursued Tenant’s lease). Seller shall furnish to Buyer all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Rent and Buyer will deliver to Seller, concurrently with the delivery to tenants, copies of all statements relating to Rent for a period prior to the Closing. Buyer shall bill tenants for Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.
(n)    To the extent that any portion of Additional Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Additional Rent shall be prorated between Seller and Buyer at the Closing based on such estimated payments actually paid by tenants (i.e., with Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs (on a pro-rata basis for any partial months), Seller to pay to Buyer at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Buyer to apportion as of the Closing all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Additional Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re‑proration between Seller and Buyer. If, with respect to any tenant, the recalculated Additional Rent exceeds the estimated amount paid by such tenant, upon collection from the tenant, such excess shall be apportioned between Seller and Buyer as of the Closing in accordance with paragraph (a), (b) and (c) of this Section 10.1. If, with respect to any tenant, the recalculated Additional Rent is less than the estimated amount paid by such tenant, such shortfall shall be apportioned between Seller and Buyer as of the Closing, with Seller paying to Buyer the portion of such shortfall so allocable to Seller.

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(c)    Until such time as all amounts required to be paid to Seller by Buyer pursuant to this Section 10.1 shall have been paid in full, Buyer shall furnish to Seller, upon Seller’s request (which request shall not be made more than once per each calendar month), a reporting of rents which have been collected by Buyer after the Closing with respect to Space Leases with delinquent Rents as of the Closing. Seller shall also have the right from time to time following the Closing, upon reasonable prior notice to Buyer and during ordinary business hours, to review Buyer’s rental records with respect to such Space Leases.
SECTION 10.2.      Taxes and Assessments. All real estate (ad valorem) and personal property taxes and assessments with respect to Property which are payable during calendar year in which the Closing occurs shall be adjusted and prorated as of the Adjustment Point on a cash basis, regardless of the year for which such taxes are assessed. If real property tax and assessment figures for the taxes or assessments to be apportioned between Buyer and Seller pursuant to this Section are not available, such taxes and assessments shall be prorated on the Closing Date based on the most recent assessment and shall be re-prorated between Buyer and Seller within thirty (30) days following the issuance of the final tax bill for the real estate taxes payable during the calendar year in which the Closing Date occurs. In the event that the Property or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, Seller shall, at the Closing, be responsible for any such assessment (or any installments thereof) due prior to the Closing and Buyer shall be responsible for any such assessment (or any installments thereof) due on or after the Closing.
SECTION 10.3.      Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of the Property pursuant to such tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Property, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

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SECTION 10.4.      Utility Charges. Gas, steam, electricity and other public utility charges (other than any such charges which are payable by tenants of the Property pursuant to such tenants’ Space Leases, for which no adjustment will be made) will be paid by Seller to the utility company to the Closing Date. Seller shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of the Property pursuant to such tenants’ Space Leases. To the extent necessary, Seller and Buyer shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of Seller’s responsibility for such charges for utilities furnished to the Property as of the date of the Closing and commencement of Buyer’s responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, Seller shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, Seller shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and Buyer shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between Buyer and Seller as of the Closing.
SECTION 10.5.      Assumed Contracts. Charges and payments under all Assumed Contracts.
SECTION 10.6.      COREA; North Blocks REA. All amounts due by Seller under the COREA and the North Blocks REA.
SECTION 10.7.      Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income‑producing agreements.
SECTION 10.8.      Supplies. Maintenance supplies in unopened containers based on Seller’s actual cost therefor, including sales and/or use tax.
SECTION 10.9.      Security Deposits. The actual amounts of the cash security deposits held by landlord under the Space Leases as set forth on Schedule 10.9 shall be a credit to Buyer against the balance of the Purchase Price. Any such security deposits in form other than cash (including letters of credit) shall be transferred to Buyer on the Closing Date by way of appropriate instruments of transfer or assignment, subject to Section 6.2(c).

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SECTION 10.10.      Leasing Costs. Seller shall be responsible for all Leasing Costs relating to Space Leases or renewals, amendments, expansions and extensions of Space Leases, entered into or which first become binding, prior to the Blackout Date (the “Seller’s Leasing Costs”). Buyer shall be responsible for all Leasing Costs other than the Seller’s Leasing Costs (the “Buyer’s Leasing Costs”). Notwithstanding anything in this Section 10.10 to the contrary, Buyer shall be responsible for all Leasing Costs relating to renewals, amendments, expansions and extensions of Space Leases, in each case to the extent such Leasing Costs relate to renewal, expansion or extension rights of tenants under such Space Leases that are exercised or amendments that are entered into, after the Effective Date in accordance with the terms of Section 3.4(c). To the extent any Seller’s Leasing Costs have not been fully paid as of the Closing Date, Buyer shall receive a credit at the Closing against the Purchaser Price in the amount of the balance of the Seller’s Leasing Costs remaining to be paid and Buyer shall assume all obligations of Seller to pay the balance of the Seller’s Leasing Costs as to which Buyer shall have received such credit and to perform the obligations associated with the same. The obligations of Buyer and Seller under this Section 10.10 shall survive the Closing.
SECTION 10.11.      Other. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing.
SECTION 10.12.      Re-Adjustment. If any items to be adjusted pursuant to this Article X are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments or readjustments at the Closing or thereafter shall be promptly corrected or made, provided that the party seeking to correct such error or omission or to make such readjustment shall have notified the other party of such error or omission or readjustment on or prior to the date that is following the Closing. The obligations of Buyer and Seller under this Section 10.12 shall survive the Closing.
SECTION 10.13.      Post-Closing Statement. No earlier than the date that is 180 days after the Closing Date and no later than the date that is 270 days after the Closing Date, Buyer shall deliver to Seller a post-closing statement reflecting an accounting and substantiation covering all of the prorations and other adjustments set forth in this Article X in a form and substance reasonably satisfactory to Seller, including any year-end or similar reconciliations. The provisions of this Article X and the obligations of Seller and Buyer hereunder shall survive the Closing for one (1) year from the date of Closing Date.

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ARTICLE XI
INDEMNIFICATION

SECTION 11.1.      Indemnification by Seller. Following the Closing and subject to Sections 11.3 and 11.4, Seller shall indemnify and hold Buyer, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document or (b) any breach of any covenant of Seller which survives the Closing contained in this Agreement or in any Closing Document. After the Closing, Seller agrees that GRT Mall JV LLC, a Delaware limited liability and Seller’s sole owner, shall retain (and not distribute) liquid assets in the amount of the Cap Limitation for a period of one (1) year after the Closing Date (the “Holding Period”), which Holding Period shall be extended if Buyer has made a timely claim against Seller in accordance with the terms of this Agreement prior to the expiration of the Holding Period until all such claims have been finally adjudicated, dismissed or resolved. Upon expiration of the Holding Period (as the same may have been extended as provided in the prior sentense), GRT Mall JV LLC shall have the right to distribute all of its liquid assets.
SECTION 11.2.      Indemnification by Buyer. Following the Closing and subject to Sections 11.3 and 11.4, Buyer shall indemnify and hold Seller, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Buyer which survives the Closing contained in this Agreement or in any Closing Document.

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SECTION 11.3.      Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that Seller’s obligations under Article X with respect to prorations and adjustments and Seller’s obligations under Section 14.2 with respect to Brokers shall not be subject to the Basket Limitation or the Cap Limitation), (c) in the event Buyer obtains actual knowledge of any inaccuracy or breach of any representation, warranty, or covenant of Seller contained in this Agreement (a “Buyer Waived Breach”) after the Effective Date but prior to the Closing, and nonetheless proceeds with and consummates the Closing, then Buyer and any Buyer-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article XI for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Buyer Waived Breach. In no event shall Buyer be entitled to seek or obtain consequential, special, punitive or exemplary damages against Seller. In no event shall Seller be entitled to seek or obtain consequential, special, punitive or exemplary damages against Buyer. Solely for purposes of this Article 11, references to “actual knowledge” or words of similar import shall be deemed to refer solely to the actual knowledge of Todd Minnis and Mark Miller on behalf of Buyer and shall not include any obligation of further inquiry or investigation, nor any knowledge which could or should have been obtained, or matter which might be deemed to be known to such person, by virtue of constructive notice, inquiry notice, or any other form of notice or duty of investigation.
SECTION 11.4.      Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of one (1) year after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement.
SECTION 11.5.      Notification. In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

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SECTION 11.6.      Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under this Article XI.
ARTICLE XII
TAX CERTIORARI PROCEEDINGS

SECTION 12.1.      Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.
SECTION 12.2.      Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under Space Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such tenant) shall, at Seller’s election, either (a) be paid to Buyer and Buyer shall disburse the same to such tenants or (b) be paid by Seller directly to the tenants entitled thereto. All reasonable attorneys’ fees and other expenses actually incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.
SECTION 12.3.      Survival. The provisions of this Article XII shall survive the Closing.

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ARTICLE XIII
DEFAULT

SECTION 13.1.      Buyer’s Default.
(a)    This Agreement may be terminated by Seller prior to the Closing if (i) any of the conditions precedent to Seller’s obligations set forth in Section 5.1 have not been satisfied or waived by Seller on or prior to the Closing Date, (ii) the sale contemplated hereunder is not consummated because of a material default by Buyer in its obligation to purchase the Property in accordance with the terms of this Agreement, or (iii) there is a material breach or default by Buyer in the performance of any of its other obligations under this Agreement of which Seller has provided Buyer written notice of and Buyer has failed to cure within fifteen (15) Business Days of such notice.
(b)    In the event this Agreement is terminated pursuant to Section 13.1(a), this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except (i) for those provisions hereof which by their terms expressly survive the termination of this Agreement and (ii) as set forth in Section 13.1(c).
(c)    In the event Seller terminates this Agreement as a result of a material breach or default by Buyer in any of its obligations under this Agreement, the Escrow Agent shall immediately disburse the Earnest Money to Seller, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. Buyer and Seller hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Seller as a result of such default by Buyer, and agree that the earnest money is a reasonable approximation thereof. Accordingly, in the event that Buyer breaches this Agreement by defaulting in the completion of the purchase of the Asset, the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Seller, and shall be paid by the Escrow Agent to Seller as Seller’s sole and exclusive remedy hereunder.
SECTION 13.2.      Seller’s Default; Failure of Conditions.
(a)    This Agreement may be terminated by Buyer prior to the Closing if (i) any of the conditions precedent to Buyer’s obligations set forth in Section 5.2 have not been satisfied or waived by Buyer on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement of which Buyer has provided Seller written notice of and Seller has failed to cure within fifteen (15) Business Days of such notice, provided that Seller shall not be entitled to such notice and opportunity to cure for failure to cause the sale of the Asset on the Closing Date.

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(b)    Upon termination of this Agreement by Buyer pursuant to Section 13.2(a), then (i) the Escrow Agent shall disburse the Earnest Money to Buyer, and thereafter Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination and as set forth in Section 13.2(c) and (i) if such termination was caused by a willful and intentional default by Seller then Seller shall pay to Buyer Buyer’s Transaction Costs.
(c)    If Seller shall materially default in the performance of its obligations under this Agreement to cause the sale of the Asset on the Closing Date, Buyer, at its option, as its sole and exclusive remedy, may (i) terminate this Agreement, direct the Escrow Agent to immediately deliver the Earnest Money to Buyer and retain the Earnest Money, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement; provided that such specific enforcement action must be initiated no later than 30 days following such default.
ARTICLE XIV
MISCELLANEOUS

SECTION 14.1.      Exculpation.
(a) Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets of the shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement.
(b)    Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and its individual assets of the shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement.

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SECTION 14.2.      Brokers.
(a)    Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction. Seller agrees to indemnify, protect, defend and hold Buyer harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Seller’s breach of the foregoing representation in this Section (a). The provisions of this Section 14.2(a) shall survive the Closing or any termination of this Agreement.
(b)    Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Buyer agrees to indemnify, protect, defend and hold Seller harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from Buyer’s breach of the foregoing representations in this Section 14.2(b). The provisions of this Section 14.2(b) shall survive the Closing or any termination of this Agreement.
SECTION 14.3.      Confidentiality; Press Release; IRS Reporting Requirements.
(a)    Prior to Closing, Buyer and Seller, and each of their respective affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Asset, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality and (iii) to comply with any law, rule or regulation. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 14.3(a) shall survive any termination of this Agreement for a period of one year.
(b)    Seller or Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer disclose the identity of Seller’s direct or indirect beneficial owners by name or the consideration paid to Seller for the Asset.

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(c)    For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Buyer each retain an original counterpart of this Agreement for at least four years following the calendar year of the Closing.
SECTION 14.4.      Escrow Provisions.
(a)    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.
(b)    The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.
SECTION 14.5.      Earnest Money Escrow Account.
(a)    The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account approved by Seller and Buyer (the “Earnest Money Escrow Account”).

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(b)    The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 14.5(b). Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Seller. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within 24 hours give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
SECTION 14.6.      Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
SECTION 14.7.      Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Any transfer of direct or indirect interests in Buyer shall be deemed to be an assignment of this Agreement by Buyer. Notwithstanding the foreging, Buyer may designate an affiliate that is majority owned and controlled by Buyer or Buyer’s affiliate to which the Asset will be assigned at the Closing, provided that Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation.
SECTION 14.8.      Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

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SECTION 14.9.      Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied, with telephone or written confirmation within one Business Day (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, or (v) sent by electronic mail, with telephone or written confirmation within one Business Day, as follows:
(a)    To Seller:
LC Portland, LLC
c/o The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: William J. Stein
Facsimile: 212-583-5726
Telephone: 212-583-5849
Email: stein@blackstone.com

with copies thereof to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Sasan Mehrara
Facsimile: 212-455-2502
Telephone: 212-455-2783
Email: smehrara@stblaw.com

(b)    To Buyer:
CAPREF Acquisitions, LLC
8343 Douglas Avenue, Suite 200
Dallas, TX 75225
Attention: Mark Miller
Facsimile: (214) 283-1610
Telephone: (214) 561-8880
Email: Mark.Miller@cypressequities.com with copies thereof to:
Greenberg Traurig, LLP
77 West Wacker Drive, Suite 3100
Chicago, IL 60601
Attention: Andrew T. White
Facsimile: (312) 899-0412
Telephone: (312) 476-5131
Email: WhiteA@GTLaw.com
(c)    To the Title Company/Escrow Agent:

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Chicago Title Company of Oregon
1211 SW Fifth Avenue, Suite 2130
Portland, Oregon 97204
Attention: Malcolm Newkirk
Facsimile: (503) 228-1449
Telephone: (503) 973-7400
Email: newkirkm@ctt.com

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and (ii) may be given either by a party or by such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days’ prior notice thereof to the other parties.
SECTION 14.10.      Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.
SECTION 14.11.      Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged.
SECTION 14.12.      No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
SECTION 14.13.      Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

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SECTION 14.14.      Submission to Jurisdiction. Buyer and Seller each irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Seller each further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer and Seller each irrevocably and unconditionally waive trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York and (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 14.15.      Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
SECTION 14.16.      Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
SECTION 14.17.      Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.
SECTION 14.18.      Acceptance of Deed. The acceptance of the Deed by Buyer shall be deemed full compliance by Seller of all of Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated to survive the delivery of the Deed or the Closing hereunder.
SECTION 14.19.      Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

010396-1155-11787-13934730

SECTION 14.20.      Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement. In furtherance of the foregoing, Buyer hereby indemnifies Seller from and against any and all liabilities, damages, losses, costs or expenses (including without limitation attorneys’ fees and expenses) arising out of a breach of this Section 14.20. The provisions of this Section 14.20 shall survive the Closing or any termination of this Agreement.
SECTION 14.21.      Oregon Law. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES.  BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009 AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.  BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009 AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
SECTION 14.22.      Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Buyer under this Agreement.
SECTION 14.23.      Schedules
Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.
SECTION 14.24.      Waiver of Jury Trial
Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

010396-1155-11787-13934730

SECTION 14.25.      Exclusivity.
In consideration of this Agreement, Seller shall not negotiate with any other party with respect to the sale of the Property for a period commencing upon the Effective Date through the expiration of the Due Diligence Period; provided, however, that such exclusivity will terminate if Buyer requests any material modifications to the executed Purchase Agreement during the Due Diligence Period.

[The remainder of this page is intentionally left blank.]

010396-1155-11787-13934730

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

LC PORTLAND, LLC, a Delaware limited liability company By: GRT Mall JV LLC, a Delaware limited liability company, its sole member
By: BRE/GRJV Holdings LLC, a Delaware imited liability company
By: /s/ William J. Stein Name: William J. Stein Title: Senior Managing Director

By: GRT WSP-LC Holdings LLC, a Delaware limited liability company
By: Glimcher Properties Limited Partnership, a Delaware limited partnership, its sole member
By: Glimcher Properties Corporation, a delaware corporation, its general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President General Counsel & Secretary

[signatures continue on the following page]

BUYER:

CAPREF ACQUISITIONS, LLC, a Texas limited liability company
By: /s/ Mark H. Miller Name: Mark H. Miller Title: Vice President

[signatures continue on the following page]

JOINDER BY ESCROW AGENT
Chicago Title Insurance Company of Oregon, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of the 16th day of May of 2013, and accepts the obligations of the Escrow Agent as set forth herein. Escrow Agent further acknowledges that it received the Earnest Money on the 16th day of May, 2013. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

Chicago Title Company of Oregon

By: /s/ Cheryle Stahel-Eastman Name: Cheryle Stahel-Eastman Title: Senior Commercial Escrow Officer

CHI 63595357v2
010396-1155-11787-13934730

CHI 63595357v2
010396-1155-11787-13934730

Schedule A
Land
PARCEL I
Parcel 1 of PARTITION PLAT 1999-146, in the City of Portland, County of Multnomah and
State of Oregon.
PARCEL II
A tract of land situated in the Northeast one-quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, and being a portion of Blocks 174 and 175, HOLLADAY'S ADDITION TO EAST PORTLAND, City of Portland.
EXCEPT the East 10 feet of Block 175, and the East 10 feet and the South 10 feet of Block 174, as dedicated for public right-of-way pursuant to instrument recorded on April 4, 1958, in Book 1891, Page 374, and recorded on July 23, 1951, in Book 1488, Page 216, Multnomah County Deed Records.
AND

TOGETHER WITH those portions of N.E. Clackamas Street, NE Wasco Street and N.E. 15th Avenue, inuring thereto as vacated pursuant to Ordinance No. 166704, recorded on December 23, 1993, in Book 2806, Page 281, as amended by instrument recorded on December 23, 1993, in Book 2806, Page 306 Multnomah County Deed Records, and subject to the rights of the public in and to those portions of Blocks 174 and 175 dedicated for public right-of-way pursuant to Ordinance No. 166704 and as further described in Dedication Deeds recorded on December 23, 1993, in Book 2806, Page 262, and Book 2806, Page 277, which instrument was re-recorded on July 15, 1994, in Recorder's Fee No. 94108110, and further re-recorded on August 1, 1994, as Recorder's Fee No. 94-116499. Said Parcel of land being described as follows: Beginning at a point on the center line of N.E. 15th Avenue and being located North 00°00'00" East, a distance of 40.00 feet from the center line of N.E. Multnomah Street and N.E. 15th Avenue; and running thence North 00°00'00" East on the center line of N.E. 15th Avenue, a distance of 535.79 feet to the Westerly line of relocated N.E. 16th Avenue, the beginning of a non-tangent 293.00 foot radius curve left (radius point bears North 58°09'05" East); thence on said Westerly line, also being the Northeasterly line of Parcels 4708-1e-V1 and 4708-1d-V2 and the Southwesterly line of Parcel 4708-1d-D and the Easterly line of Parcel 4708-1d-V2, Parcel 4708-2a-V and the West line of Parcels 708-2a-D and -1c-D, the following courses: on said curve through a central angle of 29°28'01" (the long chord of which bears South 46°34'52" East, a distance of 149.03 feet), an arc distance of 150.69 feet to the beginning of a tangent 207.00 foot radius curve right; thence on said curve through a central angle of 61°18'52" (the long chord of which bears South 30°39'26" East, a distance of 211.10 feet), an arc distance of 221.52 feet to the end thereof; thence South 00°00'00" West, a distance of 2 51.76 feet to a point located North 00°00'00" East, a distance of
10.00 feet and South 90°00'00" West, a distance of 14.08 feet from the Southeast corner of Block
174; thence North 90°00'00" West on the North line of property conveyed to the City of Portland for street purposes recorded on July 23, 1951, in Book 1488, Page 216, and recorded on April 4, 1958, in Book 1891, Page 374, a distance of 215.89 feet to the point of beginning.
PARCEL III
A tract of land situated in the Northeast one-quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being part of Blocks 161, 172 and 173, HOLLADAY'S ADDITION TO EAST PORTLAND.
TOGETHER WITH that portion of N.E. Hassalo Street, vacated by Ordinance No. 59118, and that portion of N.E. Holladay Way, vacated by Ordinance No. 156681, and a portion of N.E.
15th Avenue, vacated by Ordinance No. 59118, and a portion of N.E. 16th Avenue and all of Tax Lot 1, vacated by Ordinance Nos. 156681, and 157954.

EXCEPTING that parcel conveyed to the City of Portland for widening of N.E. Multnomah Street as recorded in Book 1488, Page 216, and subject to the rights of the public in and to those portions of Block 173 dedicated for public right-of-way pursuant to Ordinance No. 166704, and as further described in Dedication Deed recorded December 23, 1993, Book 2806, Page 262, Deed Records of Multnomah County. Said Parcel being more particularly described as follows: Beginning at a point that bears South 10.00 feet and East 5.00 feet from the Northeast corner of Block 160, said HOLLADAY'S ADDITION; thence East along the South line tracts of land conveyed to the City of Portland for street purposes by Deed recorded in said Book 1488, Page 216 and parallel with the North line of said Block 173, a distance of 268.43 feet to the Northwest corner of Parcel R/W 5223-D described in a deed for right-of-way purposes in document No. 95- 036947, recorded March 29, 1995 (correcting a description labeled R/W 4708-1b-D in Ordinance No. 166704, recorded December 23, 1993, recorded in Book 2806, Page 281), said point being South 10.00 feet and East 13.45 feet of the Northeast corner of Block 173; thence along the Westerly line of said Document 95-036947, along the arc of a non tangent 13.00 foot radius curve to the right through a central angle of 17°17'28", an arc distance of 3.92 feet to a point of tangency (chord bears South 13°02'51" East, 3.91 feet); thence South 4°24'08" East, 65.14 feet to the end of said Westerly line; thence South 3°04 '54" West, a distance of 20.19 feet; thence along the arc of a 270.00 foot radius curve to the right through a central angle of 48°09'07" (the long chord of which bears South 27°0 9' 29" West, 220.29 feet), a distance of 226.91 feet to a point of non tangency; thence South 50°43'48" West, a distance of 37.52 feet; thence South 57°06'35" West, a distance of 112.62 feet to the most Westerly corner of said Tax Lot 1 as described in Ordinance No. 157954; thence along the Southerly and Westerly lines of the tract described in Ordinance No. 156681, the following courses: North 52°07'22" West, a distance of 30.47 feet to an intersection with a 214.00 foot radius curve; thence along the arc of a 214.00 foot radius curve to the right through a central angle of 34°01'27" ( the long chord of which bears South 37°50'53" West, 125.22 feet), a distance of 127.08 feet to a point on the Westerly extension of the North line of N.E. Holladay Street; thence West along said Westerly extension, a distance of 123.16 feet to a point that bears East 30.00 feet from the Southwest corner of Lot 4, said Block 161; thence along the arc of a 174.98 foot radius curve to the left through a central angle of 90°00'00" (the long chord of which bears North 45°00'00" East, 247.46 feet), a distance of 274.86 feet to a point of tangency, said point being South 25.02 feet and East 5.00 feet from the Northeast corner of Lot 8, said Block 161; thence North, a distance of 275.02 feet to the point of beginning.

PARCEL IV
A tract of land situated in the North one-half of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being all of Blocks 152, 153, 160 and a portion of Block 161, HOLLADAY'S ADDITION TO EAST PORTLAND.
TOGETHER WITH that portion of vacated N.E. Hassalo Street and N.E. 14th Avenue and N.E.
Holladay Way, being those vacated portions which inured to said blocks by reason of vacation thereof.

EXCEPTING those parcels conveyed to the City of Portland by Deeds recorded in Book 1177, Page 22, and Book 1488, Page 214, Deed Records of Multnomah County. Said Parcel being more particularly described as follows: Beginning at a point that bears South 10.00 feet and East 10.00 feet from the Northwest corner of said Block 153; thence East on a line 10.00 feet South of and parallel with the North line of said Blocks 153 and 160, a distance of 454.96 feet to the Northwest corner of that tract described in Ordinance No. 156681, recorded in Book 1887, Page 1818, said point being South 10.00 feet and East 5.00 feet from the Northeast corner of said Block 160; thence South parallel with the East line of said Blocks 160 and 161, a distance of 275.02 feet to a point of curve; thence along the arc of a 174.98 foot radius curve to the right, through a central angle of 90°00'00" (the long chord of which bears South 45°0 0'00" West, 247.46 feet), a distance of 274.86 feet to a point that bears East 30.00 feet from the Southwest corner of Lot 4, Block 161; thence West along the South line of Blocks 161 and 152, a distance of 279.98 feet to a point that bears East 10.00 feet from the Southwest corner of Block 152; thence North parallel with the West line of said Blocks 152 and 153, a distance of 450.00 feet to the point of beginning.
PARCEL V: (overhead bridge; leasehold)
A leasehold interest in a 50.00 foot wide air space tract as set forth in that certain Air-Rights Lease dated July 20, 1989, recorded on August 28, 1989, in Book 2232 at Page 464, by and between the City of Portland, as lessor, and Si-Lloyd Associates Limited Partnership, as lessee, for an existing elevated vehicular bridge across N.E. Halsey Street, the tract being adjacent to Blocks 136 and 203, HOLLADAY'S ADDITION TO EAST PORTLAND, said tract being situated in the Southwest one-quarter of Section 26 and the Northwest one-quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, and more particularly described as follows:
Beginning at a point on the East line of said Block 203 at the North line of N.E. Halsey Street as established 40.00 feet from the center line thereof by deed recorded in Book 1891, Page 374, Deed Records of Multnomah County, said point being North 10.00 feet from the Southeast corner thereof; thence East along said established North line of N.E. Halsey Street, a distance of 50.00 feet; thence South a distance of 80.00 feet to the South line of said established N.E. Halsey Street; thence West along the South line a distance of 50.00 feet to a point on the East line of said Block 136; thence North a distance of 80.00 feet to the point of beginning.

PARCEL VI (tunnel; leasehold

A leasehold interest as set forth in that certain Subsurface Lease dated July 20, 1989, recorded on
August 28, 1989, in Book 2232 at Page 494, by and between the City of Portland, as lessor, and
Si-Lloyd Associates Limited Partnership, as lessee, in the following described property:

A tract of land situated in the Southwest one-quarter of Section 26, and the Northwest one- quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of N.E. Halsey Street as widened to an 80.00 feet width by Deed recorded April 4, 1958, in Book 1891, Page 374, Deed Records of said Multnomah County, said tract being a part of Blocks 136, 137, 202 and 203 and the adjacent street thereto as shown on the plat of HOLLADAY'S ADDITION TO EAST PORTLAND, said tract being more particularly described as follows:
Beginning at a point that bears East along the center line of said N.E. Halsey 410.00 feet from the center line of N.E. 10th Street, said beginning point being West 80.00 feet and South 30.00 feet from the Southeast corner of said Block 203; thence North a distance of 40.00 feet to the North line of N.E. Halsey Street as now established by said Deed; thence East along said line of N.E. Halsey Street, a distance of 325.00 feet to a point that bears North 10.00 feet and West 15.00 feet from the Southeast corner of said Block 202; thence South 5°11'40 " East, a distance of 55.23 feet to a point; thence South 53°14'28" East, a distance of 41.77 feet to a point on the South line of N.E. Halsey Street as now established, said point being South 10.00 feet and East 23.46 feet from the Northeast corner of Block 137; thence West along said South line of N.E.
Halsey Street, a distance of 363.46 feet to a point that bears South 10.00 feet and West 80.00 feet from the Northeast corner of said Block 136; thence North a distance of 40.00 feet to the point of beginning.
PARCEL VII: (tunnel; leasehold)

A leasehold interest as set forth in that certain Subsurface Lease dated July 20, 1989, recorded on
August 28, 1989, in Book 2232 at Page 494, by and between the City of Portland, as lessor, and
Si-Lloyd Associates Limited Partnership, as lessee, in the following described property:
A tract of land situated in the Southwest one-quarter of Section 26, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of Blocks 203, 224 and 225 and the adjoining streets as shown on the plat of HOLLADAY'S ADDITION TO EAST PORTLAND, and more particularly described as follows:

Beginning at the Southeast corner of said Block 224; and running thence West along the South line thereof, a distance of 48.11 feet; thence North 64°42'00" West , a distance of 23.40 feet to a point on the North line of N.E. Weidler Street as widened by Deed to the City of Portland, recorded in Book 1863, Page 141, Deed Records of said Multnomah County; thence East along said line of N.E. Weidler Street, a distance of 236.83 feet; thence South 44°46'30" West, a distance of 14.09 feet to a point on the South line of said Block 225, said point being East 97.64 feet from the Southwest corner thereof; thence West along said South line of Block 225, a distance of 63.36 feet; thence South 36°53'00" West, a distance of 87.52 feet to a point on the South line of N.E. Weidler Street as widened by said Book 1863, Page 141; thence West along Said South line a distance of 61.14 feet to a point that bears South 10.00 feet and West 19.38 feet from the Northeast corner of said Block 203; thence North 36°53'00" East, a distance of 87.52 feet to a point that bears East 33.14 feet from the Southeast corner of said Block 224; thence West a distance of 33.14 feet to the point of beginning.

PARCEL VIII: (skybridge; easement)

An easement over a tract of land situated in the Northwest one-quarter, Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being an easement for an enclosed overhead pedestrian bridge between Blocks 115 and 98, HOLLADAY'S ADDITION TO EAST PORTLAND, and as contained in the Second Amendment and Restatement of Easement Agreement recorded October 23, 1990, Book 2355, Page 1856, and more particularly described as follows:
Commencing at a point which bears North 20.00 feet and East 10.00 feet from the Southwest corner of Block 114 of said HOLLADAY'S ADDITION, said point being on the East line of N.E. 9th Avenue as widened to an 80.00 foot width by deed recorded in Book 1865, Page 292, Deed Records of Multnomah County; thence North along the East line of said N.E. 9th Avenue 250.50 feet to the point of beginning of the tract herein to be described; thence West at right angles to said East line of N.E. 9th Avenue 80.00 feet to the West line of said N.E. 9th Avenue; thence North along said West line 33.00 feet; thence East at right angles to said West line 80.00 feet to the East line of said N.E. 9th Avenue; thence South along said East line 33.00 feet to the point of beginning.
PARCEL IX: (skybridge access; easement)

Those rights and easements constituting rights in real property created defined and limited by that certain Construction, Operation and Reciprocal Easement Agreement, dated July 19, 1990, recorded September 5, 1990, Book 2340, Page 1635, amended December 23, 1993, Book 2806, Page 272, and recorded April 29, 1994, as Recorder's Fee No. 94-068247, between Si-Lloyd Associates Limited Partnership, an Indiana Limited Partnership and Nordstroms, Inc., a Washington Corporation; and that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement, recorded January 6, 2000, Recorder's Fee No. 2000-001863, over the following described property:

A tract of land situated in the Northwest one-quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of Blocks 114 and 115 of HOLLADAY'S ADDITION TO EAST PORTLAND, and being more particularly described as follows:
Commencing at the Southwest corner of said Block 114, HOLLADAY'S ADDITION; thence North along the West line of said Block 114 and the West line of a tract dedicated for street purposes by deed recorded in Book 1865, Page 292, Multnomah County Deed Records, a distance of 140.00 feet; thence East parallel with the South line of said Block 114, a distance of 10.00 feet to a point in the East line of said dedicated tract and the point of beginning of the tract herein to be described; thence North along the East line of said dedicated tract and parallel with the West line of said Blocks 114 and 115, a distance of 324.67 feet; thence East 15.67 feet; thence South 15.00 feet; thence East 17.33 feet to a point of curve; thence along the arc of a 5.17 foot radius curve to the right through a central angle of 90°00'00" an arc length of 8.12 feet, said curve is subtended by a chord which bears South 45°00'00" East, 7.31 feet; thence East 116.83 feet; thence South 20.42 feet; thence East 23.25 feet; thence South 251.08 feet; thence South 45°00'00" West, 46.67 feet; thence West 145.25 feet to the point of beginning.
PARCEL X: (easement)
Rights and benefits of those certain easements created pursuant to that certain Memorandum of Lease dated August 29, 1990, recorded on September 5, 1990, in Book 2340 at Page 1384, by and between Si-Lloyd Associates Limited Partnership, as Lessor, and The May Department Stores Company, as Lessee, for maintenance and repair of existing footings which support the Southeast deck of the basement level and a non-exclusive irrevocable easement to attach and maintain the pedestrian bridges from the Southeast parking deck and Southwest parking deck to the Meier and Frank building.
PARCEL XI: (easement)
Those rights and easements constituting rights in real property created, defined and limited by that certain Easement Agreement by and between Glimcher Lloyd Venture, LLC, a Delaware Limited Liability Company and Sears, Roebuck and Co., a New York Corporation, recorded January 6, 2000 in Recorder's Fee No. 2000-001862, in the Clerk's Office of Multnomah County,
State of Oregon.

Schedule B
North Blocks Parcel
A tract of land situated in the Southwest one-quarter of Section 26, Township 1 North Range 1
East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of
Oregon, said tract being all of Block 225 and Lots 1, 2, 3, 4, 5, and 6 of Block 226,
HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.
TOGETHER WITH those portions of vacated N.E. 12th Avenue and N.E. 13th Avenue which inured thereto by reason of vacation thereof.
EXCEPTING THEREFROM those portions lying within NE Weidler Street as conveyed to the City of Portland for street purposes by deed recorded September 20, 1957, in Book 1863, Page 141, and those portions lying within NE Broadway as taken by the City of Portland for street purposes by Ordinance No. 57721, December 11, 1929 and Resolution No. 19786, and the plat thereof, August 6, 1930 and Ordinance No. 56365, May 21, 1929 and Resolution 20159, June, 1931.
A tract of land situated in the Southwest one-quarter of Section 26, Township 1 North Range 1
East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of
Oregon, said tract being all of Block 223 and Block 224, HOLLADAY'S ADDITION TO EAST
PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.
TOGETHER WITH those portions of vacated N.E. 11th Avenue and N.E. 12th Avenue which inured thereto by reason of vacation thereof.
EXCEPTING THEREFROM those portions lying within NE Weidler Street as conveyed to the City of Portland for street purposes by deed recorded September 20, 1957, in Book 1863, Page 141, and those portions lying within NE Broadway as taken by the City of Portland for street purposes by Ordinance No. 57721, December 11, 1929 and Resolution No. 19786, and the plat thereof, August 6, 1930 and Ordinance No. 56365, May 21, 1929 and Resolution 20159, June, 1931.
A tract of land situated in the Southwest one-quarter of Section 26, and the Northwest one- quarter of Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being all of Blocks 201, 202, 203, and Lots 3, 4, 5, 6, 7 and 8, Block 204, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.
TOGETHER WITH those portions of vacated NE 11th Street, NE 12th Street and NE 13th Street, which inured thereto by reason of vacation thereof.

EXCEPTING THEREFROM those portions lying within NE Halsey Street and NE Weidler
Street, being those portions conveyed to the City of Portland for street purposes by deed recorded

September 20, 1957, in Book 1863, Page 141, and by deed recorded April 4, 1958, in Book
1891, Page 374, and by Ordinance No. 56365, May 21, 1929, and Resolution No. 20159, June
1931. Said Parcel being more particularly described as follows: Beginning at a point that bears North along the West line of said Block 204, a distance of 10.00 feet from the Southwest corner thereof; thence North along the West line of said Block 204, a distance of 90.00 feet to the Northwest corner of Lot 3, Block 204; thence East along the North line of said Lot 3, a distance of 99.99 feet to the Northeast corner thereof; thence North along the West line of Lots 7 and 8, said Block 204, a distance of 90.00 feet to a point 10.00 feet South of the North line of Block 204; thence East on a line parallel with the North line of Blocks 204, 203, 202 and 201, a distance of 879.93 feet to a point that bears South 10.00 feet from the Northeast corner of said Block 201; thence South along the East line of said Block 201, a distance of 180.00 feet to a point 10.00 feet North of the Southeast corner thereof; thence West parallel with the South line of Blocks 201, 202, 203 and 204, a distance of 979.92 feet to the point of beginning.

Schedule 3.2(a)
Material Contracts
(as of May 3, 2013)

Contractor	Contract Type	Annual Income (Expense)	Expiration Date	Notes
AdSpace Networks Inc.	Advertising	$32,400	1/17/2017	Includes multiple malls
Concourse Communications Group	WiFi	30% of Sponsor Revenue	10/23/2014	Includes multiple malls
Constellation Energy Services	Energy Procurement, Bill Payment, Other Services	(various expenses by service)	12/10/2010	Multiple malls, terminable with 90 day notice, auto-renews monthly
CBS Outdoor	Advertising	10,000 Base + 30% Gross	8/31/2022	May be assigned with 10 days notice
Comcast Cable	Cable Service	License Agreement	1/31/2022	May be assigned
GFC - Gordon Flesch Comp	Equipment Lease	($450/Mont hly + Service)	7/24/2015	Non-Cancellable
Pepsi	Sponsorship/Ven ding Agreement	Variable on sales volume	5/31/2017	May be assigned
RMSC - Rink Management Services Corp		($60,000 + expenses)	2/5/2013	Auto-renews annually, Terminable with 60 days notice
SimplexGrinnell	Fire alarm inspection, testing, maintenance	($30,630)	12/31/2014	Non-Cancellable
SmarteCarte	Stroller Vending	50% of Revenue	11/30/2013	Terminable with 60 days notice
Sprint PCS	Equipment Location Lease	$37,029.96	6/8/2014	Auto-renews for 3 additional 5- year terms

Schedule 3.2(b-1)
Space Leases

1.
Lease Agreement by and between LC Portland, LLC and Barnes & Noble Booksellers, Inc. (dba Barnes & Noble #2077) dated January 19, 2001, as amended by Memorandum of Lease dated January 19, 2001; Lease Modification Agreement No. 1 dated February 13, 2012.

2.    Lease Agreement by and between LC Portland, LLC and Apollo College of Portland, Inc.
(dba Apollo College) dated August 8, 2008, as amended by Lease Modification Agreement No. 1 dated June 18, 2009.
3.    Lease Agreement by and between LC Portland, LLC and H & M Hennes & Maritz L.P.
(dba H & M) dated December 9, 2011, as amended by Guaranty Agreement dated December 9, 2011; Letter Agreement dated March 13, 2012.

4.
Lease Agreement by and between LC Portland, LLC and Ohio Entertainment Corporation (dba Lloyd Center Ice Rink) dated February 6, 2002, as amended by Rink Management Agreement dated May 3, 2002; Lease Modification Agreement No. 1 dated November 15, 2002; Lease Modification Agreement No. 2 dated December 20, 2005; Lease Modification Agreement No. 3 dated December 15, 2008; Lease Modification Agreement No. 4 dated December 16, 2008.

5.
Lease Agreement by and between LC Portland, LLC and Eastgate Theater, Inc. c/o Regal Entertainment Group (dba Lloyd Mall Cinemas 8 #849) dated April 16, 1990, as amended by Assignment and Modification of Lease dated December 11, 1991; Memorandum of Lease dated December 11, 1991; Agreement Setting Lease Term dated April 16, 1992; Settlement and Release Agreement dated July 3, 2007; Lease

Modification Agreement No. 1 dated June 18, 2012; Lease Modification Agreement No.
2 dated December 3, 2012.
6.    Lease Agreement by and between LC Portland, LLC and Macy's Department Stores, Inc.
(dba Macy's #0115) dated August 29, 1990, as amended by Memorandum of Lease dated August 29, 1990; Subordination Agreement dated August 29, 1990; Lease Modification Agreement No. 1 dated October 17, 2001; Settlement Agreement and Mutual Release of All Claims dated October 22, 2001; Exercise of Option dated November 23, 2004; Assignment and Assumption Agreement dated December 31, 2005; Lease Modification Agreement No. 2 dated June 21, 2007; Exercise of Option dated July 14, 2009.

7.
Lease Agreement by and between LC Portland, LLC and Marshall's of MA, Inc. (dba Marshalls #533) dated May 10, 1993, as amended by Lease Amendment dated October 25, 1993; Letter Agreement dated February 14, 1997; Amendment to Lease dated August 18, 2003.

8.
Lease Agreement by and between LC Portland, LLC and Ross Dress For Less, Inc. (dba Ross Dress For Less) dated June 30, 2003, as amended by Memorandum of Lease dated July 15, 2003; Letter Agreement dated April 22, 2004; Release and Settlement

Agreement dated December 31, 2007; Acknowledgement of Commencement dated July
21, 2009.

9.	Lease Agreement by and between LC Portland, LLC and Aeropostale West, Inc. (dba Aeropostale) dated March 27, 2006.

10.
Lease Agreement by and between LC Portland, LLC and MDK, Inc. (dba All American Frozen Yogurt) dated September 6, 2001, as amended by Assignment and Assumption of Lease Agreement dated April 30, 2002; Lease Modification Agreement No. 1 dated November 8, 2011.

11.
Lease Agreement by and between LC Portland, LLC and AE Retail West, LLC (dba American Eagle Outfitters #547) dated August 14, 2000, as amended by Agreement of Assignment and Assumption of Lease dated July 29, 2000; Settlement Agreement dated June 16, 2010; Lease Modification Agreement No. 1 dated June 16, 2010; Lease Modification Agreement No. 2 dated June 2, 2011.

12.	Lease Agreement by and between LC Portland, LLC and Ann Taylor Retail, Inc (dba Ann Taylor Loft) dated October 12, 2012.

13.	Lease Agreement by and between LC Portland, LLC and New Cingular Wireless PCS, LLC (dba AT&T Mobility) dated October 29, 2009.
14.    Lease Agreement by and between LC Portland, LLC and Bank of America, N.A. (dba
Bank Of America - ATM) dated March 8, 1996, as amended by First Lease Amendment dated March 13, 1998; Lease Modification Agreement No. 2 dated February 27, 2001; Lease Modification Agreement No. 3 dated November 5, 2002; Lease Modification Agreement No. 4 dated November 1, 2005; Lease Modification Agreement No. 5 dated January 7, 2009.

15.
Lease Agreement by and between LC Portland, LLC and New NWF, LLC (dba Beards Frame #2009) dated September 14, 1990, as amended by Lease Modification Agreement No. 1 dated March 8, 2001; Exercise of Option dated October 14, 2005; Lease

Modification Agreement No. 2 dated June 18, 2012.

16.	Lease Agreement by and between LC Portland, LLC and Ben Bridge Jeweler, Inc. (dba Ben Bridge Jeweler since 1912) dated April 17, 2006.

17.	Lease Agreement by and between LC Portland, LLC and Best Buy Stores, L.P. (dba Best Buy Mobile) dated August 20, 2010.
18.    Lease Agreement by and between LC Portland, LLC and Restaurants Unlimited, Inc.
(dba Billy Heartbeat) dated March 6, 2006, as amended by Landlord Consent dated July
6, 2007.
19.    Lease Agreement by and between LC Portland, LLC and Paradise Bakery & Cafe, Inc.
(dba Bridge City Café) dated October 18, 1999, as amended by Guaranty of Lease dated November 17, 2003; Lease Modification Agreement No. 1 dated February 26, 2010.

20.	Lease Agreement by and between LC Portland, LLC and Brookstone Stores, Inc. (dba Brookstone #378) dated October 14, 2004, as amended by Lease Modification
Agreement No. 1 dated June 3, 2009; Lease Modification Agreement No. 2 dated October 4, 2011; Lease Modification Agreement No. 3 dated July 12, 2012; Lease Modification Agreement No. 4 dated February 28, 2013.

21.
Lease Agreement by and between LC Portland, LLC and Cajun & Grill of Lloyd Center, Inc. (dba Cajun & Grill) dated May 4, 1995, as amended by Guaranty of Lease dated June 1, 1995; Lease Modification Agreement No. 1 dated November 2, 2004.

22.	Lease Agreement by and between LC Portland, LLC and Global Cellular, Inc. (dba Cellairis) dated November 10, 2010.

23.
Lease Agreement by and between LC Portland, LLC and Foot Locker Retail, Inc. (dba Champs Sports #14573) dated September 27, 2005, as amended by Amendment to Settlement Agreement dated September 15, 2006.

24.    Lease Agreement by and between LC Portland, LLC and Charlotte Russe, Inc. (dba
Charlotte Russe #214) dated August 2, 2002.

25.	Lease Agreement by and between LC Portland, LLC and CC Of Lloyd Center, Inc. (dba Chicken Connection) dated November 12, 2002.

26.
Lease Agreement by and between LC Portland, LLC and The Children's Place Retail (dba The Children's Place #1018) dated August 3, 1999, as amended by Lease Modification Agreement No. 1 dated March 25, 2002; Lease Modification Agreement No. 2 dated October 25, 2005; Lease Modification Agreement No. 3 dated May 11, 2012;

Lease Modification Agreement No. 4 dated March 15, 2013.

27.	Lease Agreement by and between LC Portland, LLC and The Cinnamon Bums, Inc. (dba Cinnabon) dated February 3, 2009, as amended by Lease Modification Agreement No. 1 dated December 31, 2012.

28.	Lease Agreement by and between LC Portland, LLC and Claire's Boutiques, Inc. (dba Claire's Boutique #6070) dated June 21, 2002 None.

29.	Lease Agreement by and between LC Portland, LLC and Consumer Opinion Services, Inc (dba Consumer Opinion Services) dated February 9, 2004.

30.	Lease Agreement by and between LC Portland, LLC and J & J United (dba Cricket Communications) dated March 29, 2011.

31.
Lease Agreement by and between LC Portland, LLC and Cunningham Field & Research Service, Inc. (dba Cunningham Market Research) dated April 25, 2001, as amended by Lease Modification Agreement No. 1 dated November 20, 2008; Lease Modification Agreement No. 2 dated November 30, 2011.

32.	Lease Agreement by and between LC Portland, LLC and Deb Shops SDW, LLC (dba Deb Shops) dated February 2, 2001, as amended by Exercise of Option dated June 29, 2011.
33.    Lease Agreement by and between LC Portland, LLC and Eddie Bauer, Inc. (dba Eddie
Bauer) dated January 27, 1992, as amended by Agreement Setting Lease Term dated
March 24, 1992; Lease Modification Agreement No. 1 dated February 4, 2003; Lease
Modification Agreement No. 2 dated September 13, 2005; Lease Modification
Agreement No. 3 dated November 19, 2007; Lease Modification Agreement No. 4 dated January 20, 2009; Lease Modification Agreement No. 5 dated November 13, 2009; Lease Modification Agreement No. 6 dated March 16, 2012.

34.	Lease Agreement by and between LC Portland, LLC and Euphoria Body Piercing & Tattoo, LLC (dba Euphoria Body Piercing & Tattoo) dated March 8, 2013, as amended by Guaranty of Lease dated March 8, 2013.

35.
Lease Agreement by and between LC Portland, LLC and Express, LLC (dba Express Men/Bath & Body Works) dated March 16, 2004, as amended by Agreement dated June 24, 2005; Lease Modification Agreement No. 1 dated September 27, 2011.

36.	Lease Agreement by and between LC Portland, LLC and Finish Line, Inc. (dba Finish Line #400) dated July 22, 2011.

37.
Lease Agreement by and between LC Portland, LLC and Foot Locker Retail, Inc. (dba Footaction USA #783) dated February 15, 1996, as amended by Assignment and Assumption of Lease dated May 7, 2004; Relocation and Lease Modification Agreement No. 1 dated October 20, 2004; Settlement Agreement dated January 28, 2005;

Amendment to Settlement Agreement dated September 14, 2006; Exercise of Option dated June 4, 2008.

38.
Lease Agreement by and between LC Portland, LLC and Foot Locker Retail, Inc. (dba Footlocker) dated April 27, 2005, as amended by Assignment and Assumption of Lease dated January 1, 2006; Lease Modification Agreement No. 1 dated October 3, 2011.

39.
Lease Agreement by and between LC Portland, LLC and Forever 21 Retail, Inc. (dba Forever 21) dated July 9, 2001, as amended by Lease Modification Agreement dated Sepember 2, 2004; Lease Modification Agreement No. 2 dated July 26, 2007.

40.	Lease Agreement by and between LC Portland, LLC and Fred Meyer Jewelers, Inc. (dba Fred Meyer Jewelers) dated July 22, 2004.

41.	Lease Agreement by and between LC Portland, LLC and Fredericks of Hollywood Stores, Inc. (dba Fredericks of Hollywood) dated August 21, 2012.

42.	Lease Agreement by and between LC Portland, LLC and Calendars Northwest, LLC (dba Fuego) dated March 31, 2011, as amended by Global Amendment January 1, 2006;
Settlement and Release Agreement dated December 21, 2006.

43.    Lease Agreement by and between LC Portland, LLC and Guess? Retail, Inc. (dba G by
Guess) dated June 28, 2012.

44.
Lease Agreement by and between LC Portland, LLC and Gamestop, Inc. (dba Gamestop #1440) dated June 18, 2001, as amended by Settlement and Release Agreement dated December 31, 2009; Lease Modification Agreement No. 1 dated December 31, 2009;

Lease Modification Agreement No. 2 dated September 10, 2012.

45.	Lease Agreement by and between LC Portland, LLC and The Gap, Inc. (dba Gap/Gap Body/Gap Kids #02801/#03437) dated August 22, 2000, as amended by Lease
Modification Agreement No. 1 dated March 3, 2011.

46.	Lease Agreement by and between LC Portland, LLC and General Nutrition Corporation (dba General Nutrition) dated June 29, 2004, as amended by Lease Modification Agreement No. 1 dated April 25, 2013.

47.	Lease Agreement by and between LC Portland, LLC and Harry Ritchie Jeweler, Inc. (dba Harry Ritchie Jeweler) dated May 5, 2011.

48.	Lease Agreement by and between LC Portland, LLC and Abercrombie & Fitch Stores, Inc. (dba Hollister #30542) dated February 23, 2006.

49.	Lease Agreement by and between LC Portland, LLC and Hot Dog on a Stick, Inc. (dba Hot Dog on a Stick) dated February 9, 2007.

50.	Lease Agreement by and between LC Portland, LLC and Hot Topic, Inc. (dba Hot Topic #53) dated October 1, 2007.

51.	Lease Agreement by and between LC Portland, LLC and Claire's Boutiques. Inc. (dba The Icing #8533) dated February 18, 2008.

52.	Lease Agreement by and between LC Portland, LLC and The Cinnamon Bums, Inc. (dba Jamba Juice) dated May 29, 2008.

53.    Lease Agreement by and between LC Portland, LLC and Jenny Craig Operations, Inc.
(dba Jenny Craig Weight Loss) dated August 22, 1990, as amended by Agreement Setting Lease Term dated January 18, 1991; Lease Amendment No. 1 dated March 21, 1996; Lease Amendment No. 2 dated June 1, 1999; Lease Amendment No. 3 dated November 20, 2001; Lease Amendment No. 4 dated February 24, 2005; Lease
Amendment No. 5 dated February 2, 2010.

54.
Lease Agreement by and between LC Portland, LLC and Marc W. Choinard (dba Joe Brown's Carmel Corn) dated December 6, 1989, as amended by First Amendment to Lease dated May 11, 1990; Assignment of Lease dated October 12, 1992; Assignment and Assumption of Lease dated November 9, 1998; Lease Modification Agreement No. 2 dated October 19, 1999; Assignment and Assumption of Lease dated January 31, 2005; Guaranty of Lease dated July 22, 2010; Lease Modification Agreement No. 3 dated August 10, 2010.

55.	Lease Agreement by and between LC Portland, LLC and Genesco, Inc (dba Journeys #1750) dated October 2, 2012.

56.	Lease Agreement by and between LC Portland, LLC and GRC Corporation (dba Just Sports) dated October 31, 2000, as amended by Lease Modification Agreement No. 1 dated January 9, 2008.

57.	Lease Agreement by and between LC Portland, LLC and Sterling Jewelers,Inc (dba Kay Jewelers #744) dated September 4, 2012.

58.	Lease Agreement by and between LC Portland, LLC and L.A. Nails Corporation (dba L.A. Nails) dated January 19, 2006, as amended by Guaranty of Lease dated January 19, 2006.

59.
Lease Agreement by and between LC Portland, LLC and Lane Bryant, Inc. (dba Lane Bryant #6635) dated December 18, 1991, as amended by Lease Modification Agreement No. 1 dated December 13, 2010; Lease Modification Agreement No. 2 dated December 31, 2012.

60.
Lease Agreement by and between LC Portland, LLC and Bergman Luggage, LLC (dba Latitudes Luggage) dated May 12, 2005, as amended by Lease Modification Agreement No. 1 and Option to Relet Agreement dated July 30, 2010.

61.
Lease Agreement by and between LC Portland, LLC and Luxottica Retail (dba Lenscrafters #00463) dated April 24, 2001, as amended by Lease Modification Agreement No. 1 dated August 28, 2009; Settlement Agreement dated September 1, 2009; Lease Modification Agreement No. 2 dated September 9, 2010.

62.    Lease Agreement by and between LC Portland, LLC and Hat World, Inc. (dba Lids
#5272) dated June 26, 2008.

63.
Lease Agreement by and between LC Portland, LLC and Naito Corporation (dba Made In Oregon) dated July 12, 2000, as amended by Lease Modification Agreement No. 2 dated February 1, 2001; Assignment and Assumption of Lease and Consent to Assignment dated 2/16/05; Exercise of Option dated January 24, 2012.

64.	Lease Agreement by and between LC Portland, LLC and Hallmark Retail, LLC (dba Mark's Hallmark) dated October 24, 2001, as amended by Lease Modification Agreement No. 1 dated May 26, 2011.

65.	Lease Agreement by and between LC Portland, LLC and Regis Corporation (dba Mastercuts #3776) dated February 15, 2007.

66.
Lease Agreement by and between LC Portland, LLC and McDonald's Corporation (dba McDonald's Express #36-0226) dated December 1, 2005, as amended by Memorandum of Lease dated January 2, 1996; Release of Memorandum of Lease dated January 2, 1996; Lease Modification Agreement No. 1 dated December 15, 2004; Letter Agreement dated December 4, 2009; Lease Modification Agreement No. 2 dated April 19, 2012.

67.	Lease Agreement by and between LC Portland, LLC and Chaer Bros. Corp. (dba Medi Grill) dated August 3, 2010.

68.
Lease Agreement by and between LC Portland, LLC and Men's Wearhouse, Inc. (dba Men's Wearhouse #2680) dated May 30, 1995, as amended by Letter Agreement dated December 27, 1998; Letter Agreement dated February 4, 1999; Lease Modification Agreement No. 1 dated January 19, 2005; Lease Modification Agreement No. 2 dated September 25, 2006.

69.	Lease Agreement by and between LC Portland, LLC and Kenex Trading Co. (dba Morning Glory) dated August 18, 2003, as amended by Lease Modification Agreement No.1 dated October 21, 2008.

70.	Lease Agreement by and between LC Portland, LLC and Destination Maternity Corporation (dba Motherhood Maternity #560) dated March 23, 2004.
71.    Lease Agreement by and between LC Portland, LLC and Michael Nguyen (dba Nail
Company) dated February 11, 2008.

72.
Lease Agreement by and between LC Portland, LLC and Old Navy, LLC (dba Old Navy #5049) dated April 8, 2004, as amended by Lease Modification Agreement No. 1 dated June 8, 2006; Lease Modification Agreement No. 2 dated April 20, 2010.

73.	Lease Agreement by and between LC Portland, LLC and R J Ventures, Inc. (dba Orange Julius) dated January 24, 2002, as amended by Lease Modification Agreement No. 1 dated July 27, 2009.

74.	Lease Agreement by and between LC Portland, LLC and Cornerstone Apparel, Inc. (dba Papaya) dated November 30, 2004.

75.
Lease Agreement by and between LC Portland, LLC and Payless Shoesource, Inc. (dba Payless Shoes #3506) dated March 6, 1991, as amended by Lease Modification Agreement No. 1 dated February 8, 2001; Letter Agreement dated June 14, 2001; Settlement and Release Agreement dated January 29, 2008; Lease Modification Agreement No.2 dated January 30, 2008; Lease Modification Agreement No. 3 dated June 14, 2011.

76.	Lease Agreement by and between LC Portland, LLC and Zale Delaware Inc. (dba Piercing Pagoda) dated June 6, 2002, as amended by Lease Modification Agreement No.
1 dated February 16, 2007; Lease Modification Agreement No. 2 dated September 10,
2010; Lease Modification Agreement No. 3 dated May 4, 2012.

77.
Lease Agreement by and between LC Portland, LLC and Thelma Magno (dba Post Office/Mail and More) dated July 1, 1992, as amended by Lease Amendment dated August 21, 1992; First Amendment to Lease dated January 19, 1998; Lease Modification Agreement No. 2 dated January 15, 1999; Lease Modification Agreement No. 3 dated September 24, 2007; Lease Modification Agreement No. 4 dated October 4, 2011.

78.	Lease Agreement by and between LC Portland, LLC and RadioShack Corporation (dba Radio Shack #013387-02) dated September 13, 2012.

79.
Lease Agreement by and between LC Portland, LLC and Regis Corporation (dba Regis #3774) dated July 5, 2001, as amended by Lease Modification Agreement No. 1 dated July 14, 2011; Lease Modification Agreement No. 2 dated October 25, 2012.

80.    Lease Agreement by and between LC Portland, LLC and Sar Lloyd Food, Inc. (dba Sarku
Japan) dated February 7, 2005, as amended by Guaranty of Lease dated February 7, 2005.

81.
Lease Agreement by and between LC Portland, LLC and See's Candies (dba See's Candies #6) dated April 22, 1991, as amended by Lease Amendment dated April 13, 1992; Lease Amendment No. 2 dated October 17, 2001; Lease Amendment No. 3 dated July 22, 2002; Lease Modification Agreement No. 4 dated December 12, 2005; Lease Modification Agreement No. 5 dated October 2, 2008; Lease Modification Agreement No. 6 dated January 12, 2012.

82.	Lease Agreement by and between LC Portland, LLC and Shiekh Ellahi (dba Shiekh Shoes) dated September 14, 2010.

83.	Lease Agreement by and between LC Portland, LLC and ERHCO, Inc. (dba The Shoe Mill) dated September 13, 2001, as amended by Lease Modification Agreement No. 1 dated November 27, 2012.

84.	Lease Agreement by and between LC Portland, LLC and Sole Brothers Seven, Inc. (dba Shoe Stop) dated December 7, 2012.
85.    Lease Agreement by and between LC Portland, LLC and Axxell Communications, Inc.
(dba Skycom Wireless) dated March 16, 2007.

86.	Lease Agreement by and between LC Portland, LLC and Smart Wireless, Inc. (dba Smart Wireless) dated June 5, 2002, as amended by Lease Modification Agreement No. 1 dated September 5, 2007.

87.	Lease Agreement by and between LC Portland, LLC and Spencer Gifts, LLC (dba Spencer Gifts #257) dated January 11, 2007.

88.	Lease Agreement by and between LC Portland, LLC and 4G Mobility, LLC (dba Sprint Store by Arch) dated March 29, 2013.

89.    Lease Agreement by and between LC Portland, LLC and Starbucks Corporation (dba
Starbucks Coffee #410) dated December 12, 2001, as amended by Lease Modification Agreement No. 1 dated February 26, 2007; Lease Modification Agreement No. 2 dated February 25, 2008; Lease Modification Agreement No. 3 dated January 16, 2009; Lease Modification Agreement No. 4 dated May 25, 2010.

90.	Lease Agreement by and between LC Portland, LLC and Dumpling House Two, LLC (dba Steamers Dumplings) dated September 23, 2004, as amended by Lease Modification Agreement No. 1 dated October 28, 2009.

91.	Lease Agreement by and between LC Portland, LLC and Subway Real Estate LLC (dba Subway #22509) dated January 24, 2011.

92.
Lease Agreement by and between LC Portland, LLC and Record Town USA, LLC (dba Suncoast Motion Picture Co. #2085) dated August 3, 2001, as amended by Lease Amendment No. 1 dated July 13, 2006; Lease Amendment Agreement No. 2 dated February 28, 2008; Lease Amendment No. 3 dated January 22, 2009; Lease Modification Agreement No. 4 dated August 27, 2010; Lease Modification Agreement No. 5 dated November 29, 2011; Lease Modification Agreement No. 6 dated October 2, 2012.

93.
Lease Agreement by and between LC Portland, LLC and Sunglass Hut Trading, LLC (dba Sunglass Hut/Watch Station #04043) dated July 22, 1991, as amended by Agreement Setting Lease Term dated October 18, 1991; Lease Modification Agreement No. 1 dated February 18, 2000; Lease Modification Agreement No. 2 dated August 28, 2009; Settlement Agreement dated September 1, 2009; Lease Modification Agreement No. 3 dated September 16, 2010; Lease Modification Agreement No. 4 dated May 18, 2012.

94.	Lease Agreement by and between LC Portland, LLC and Protech Software, Inc. (dba Super Shots) dated August 21, 2002 Lease Modification Agreement No. 1 dated 12/1/05;
Lease Modification Agreement No. 2 dated 3/13/09; Lease Modification Agreement No.
3 dated 8/11/09.

95.
Lease Agreement by and between LC Portland, LLC and Chutzpah, Inc. (dba Taco Time) dated January 4, 2002, as amended by Assignment and Assumption of Lease Agreement dated November 7, 2005; Lease Modification Agreement No. 1 dated November 7, 2005; Guaranty of Lease dated December 10, 2012; Lease Modification Agreement No. 2 dated December 10, 2012.

96.    Lease Agreement by and between LC Portland, LLC and Things Remembered, Inc. (dba
Things Remembered) dated October 2, 2001, as amended by Lease Modification Agreement No.1 dated May 18, 2012; Lease Modification Agreement No. 2 in process (out for signature).

97.	Lease Agreement by and between LC Portland, LLC and Nickles and Dimes, Incorporated (dba Tilt) dated August 31, 2009.

98.	Lease Agreement by and between LC Portland, LLC and T-Mobile West Corp. (dba T- Mobile) dated July 26, 2006, as amended by Guaranty of Lease dated July 26, 2006;
Lease Modification Agreement No. 1 dated August 1, 2011.

99.
Lease Agreement by and between LC Portland, LLC and T-Mobile West Corp. (dba T- Mobile (Kiosk)) dated December 5, 2002, as amended by Lease Modification Agreement No. 1 dated July 25, 2006; Lease Modification Agreement No. 2 dated June 12, 2008; Lease Modification Agreement No. 3 dated February 2, 2010; Lease Modification Agreement No. 4 dated July 6, 2012.

100. Lease Agreement by and between LC Portland, LLC and Hot Topic, Inc. (dba Torrid) dated May 1, 2002.
101. Lease Agreement by and between LC Portland, LLC and Trade Secret, Inc. (dba Trade Secret #7575) dated July 13, 1990, as amended by Lease Amendment dated April 30, 1991; Agreement Setting Lease Term dated May 31, 1991; Lease Amendment dated January 15, 1992; Letter Agreement dated February 19, 1992; Lease Amendment dated January 21, 1993; Lease Amendment, Assignment and Assumption of Lease and Consent dated June 15, 1998; Lease Modification Agreement No. 4 dated December 11, 2001.
102. Lease Agreement by and between LC Portland, LLC and Roksang Kim (dba Trends Shoes) dated April 24, 2008, as amended by Lease Modification Agreement No. 1 dated November 5, 2012.
103. Lease Agreement by and between and ULTA Salon, Cosmetics & Fragrance, Inc. (dba ULTA Beauty) dated August 14, 2012, as amended by Memorandum of Lease dated August 14, 2012; Subordination, Non-Disturbance and Attornment Agreement dated August 28, 2012.

104. Lease Agreement by and between LC Portland, LLC and VF Outdoor, Inc. (dba Vans Shoes) dated November 20, 2008, as amended by Lease Modification Agreement No. 1 dated February 15, 2011.
105. Lease Agreement by and between LC Portland, LLC and Verizon Wireless (VAW), LLC
(dba Verizon Wireless) dated March 24, 2006, as amended by Lease Modification Agreement No.1 dated August 25, 2011.

106. Lease Agreement by and between LC Portland, LLC and Victoria's Secret Stores, LLC (dba Victoria's Secret) dated March 16, 2004, as amended by Agreement dated 6/24/05.
107. Lease Agreement by and between LC Portland, LLC and Villa Enterprises Pizza (dba Villa Pizza #4701) dated May 24, 1994, as amended by Lease Modification Agreement No. 1 dated December 18, 2002; Lease Modification Agreement No. 2 dated March 3, 2003; Lease Modification Agreement No. 3 dated February 19, 2013.
108. Lease Agreement by and between LC Portland, LLC and Visionary Properties, Inc. (dba Visionworks) dated January 3, 2006, as amended by Guaranty of Lease dated Cecember 21, 2005; Lease Modification Agreement No. 1 dated December 13, 2010; Letter Agreement dated May 23, 2011.
109. Lease Agreement by and between LC Portland, LLC and Vitamin World Inc. (dba Vitamin World #3005) dated May 25, 2010.
110. Lease Agreement by and between LC Portland, LLC and Wells Fargo Bank, N.A. (dba Wells Fargo Bank) dated May 28, 1993, as amended by First Amendment and Extension of Lease dated October 7, 1997; Second Amendment and Extension of Lease dated February 15, 2001; Lease Modification Agreement No. 3 dated February 8, 2006; Lease Modification Agreement No. 4 dated July 26, 2010.
111. Lease Agreement by and between LC Portland, LLC and The Wet Seal Retail, Inc. (dba Wet Seal / Contempo Casuals #160) dated June 1, 2011.
112. Lease Agreement by and between LC Portland, LLC and BJM Holdings, Inc. (dba Wetzel's Pretzels) dated August 1, 2003, as amended by Assignment and Assumption of Lease Agreement dated March 21, 2007; Assignment of Lease dated May 30, 2007.

113. Lease Agreement by and between LC Portland, LLC and Northwest Restaurant Group, LLC (dba Yeung's Lotus Express) dated September 15, 2010, as amended by Lease Modification Agreement No. 1 dated November 29, 2010.
114. Lease Agreement by and between LC Portland, LLC and YoYumBa LM, LLC (dba YoYumBa) dated March 21, 2011.
115. Lease Agreement by and between LC Portland, LLC and Zumiez, Inc. (dba Zumiez)
dated March 27, 1997, as amended by Consent to Stock Sale dated August 8, 2002; Lease Modification Agreement No. 1 dated July 18, 2007; Lease Modification Agreement No. 2 dated November 5, 2012.

116. Lease Agreement by and between LC Portland, LLC and Apollo College of Portland, Inc (dba Apollo College C320) dated June 2, 2006.
117. Lease Agreement by and between LC Portland, LLC and Apollo College of Portland, Inc (dba Apollo College H310) dated June 2, 2006.
118. Lease Agreement by and between LC Portland, LLC and Miss Beau Monde, Inc. (dba Beau Monde College of Hair Design) dated August 23, 2012 None.
119. Lease Agreement by and between LC Portland, LLC and Devry Inc. (dba Carrington College #1880) dated May 8, 2012, as amended by Term Commencement Date Agreement dated September 17, 2012.
120. Lease Agreement by and between LC Portland, LLC and Devry Inc. (dba Carrington College #1890) dated May 8, 2012, as amended by Term Commencement Date Agreement dated October 12, 2012.
121. Lease Agreement by and between LC Portland, LLC and Consumer Opinion Services, Inc (dba Consumer Opinion 0G312) dated December 13, 1999, as amended by Lease Modification Agreement No. 1 dated April 10, 2007.
122. Lease Agreement by and between LC Portland, LLC and Consumer Opinion Services, Inc. (dba Consumer Opinion 0H305) dated January 20, 2003, as amended by Lease Modification Agreement No. 1 dated April 10, 2007.

123. Lease Agreement by and between LC Portland, LLC and David R. Bangsberg, D.D.S (dba David R. Bangsberg, D.D.S.) dated May 15, 2007 None.
124. Lease Agreement by and between LC Portland, LLC and Dermatology Professionals, LLC (dba Dermatology Professionals) dated April 22, 2011, as amended by Guaranty of Lease dated April 22, 2011; Landlord Subordination Agreement dated April 22, 2011;
Letter Agreeement dated July 19, 2012.
125. Lease Agreement by and between LC Portland, LLC and Al Johnson, Rich Bowen &
Jairo Penaranda (dba Farmers Insurance Company) dated December 30, 1996, as amended by Lease Modification Agreement No. 1 dated February 15, 2002.

126. Lease Agreement by and between LC Portland, LLC and Fluid Systems, Inc. (dba Fluid Systems, Inc.) dated January 9, 2012 None.
127. Lease Agreement by and between LC Portland, LLC and United States of America - GSA (dba General Services Administration) dated August 31, 2004, as amended by Supplemental Agreement No. 1 dated June 29, 2010.
128. Lease Agreement by and between LC Portland, LLC and Interdent Service Corp. (dba Gentle Dental of Oregon) dated August 5, 1992, as amended by Lease Amendment dated Feburary 17, 1993; Lease Modification Agreement No. 2 dated June 24, 2003; Lease Modification Agreement No. 3 dated January 19, 2009.
129. Lease Agreement by and between LC Portland, LLC and Family Medical Management Services, Inc. (dba Lloyd Center Family Clinic) dated October 2, 1996, as amended by Assignment and Assumption of Lease and Consent dated May 2, 1997; First Lease Amendment dated August 24, 1998; Second Lease Amendment dated November 12, 2002.
130. Lease Agreement by and between LC Portland, LLC and Management Recruiters of Portland, Inc. (dba Management Recruiters) dated March 4, 2002, as amended by Lease Modification Agreement No. 1 dated February 23, 2007; Lease Modification Agreement No. 2 dated January 4, 2011; Sublease Agreement dated August 1, 2012.

131. Lease Agreement by and between LC Portland, LLC and Regal Entertainment Group (dba Lloyd Center Cinemas) dated August 26, 1985, as amended by Amendment of Lease dated 10/22/86; Assignment & Assumption of Lease dated 12/31/89; Assignment of Lease dated 4/24/89; Assignment of Lease dated 4/25/89; Landlord Consent dated 4/27/89; Exercise of Option dated July 1, 2011; Letter Agreement dated July 24, 2012.
132. Lease Agreement by and between LC Portland, LLC and Restaurants Unlimited, Inc.
(dba Stanford's) dated February 6, 1991, as amended by Consent to Assignment of Lease dated 6/12/91; Landlord Consent to Mortgage dated 7/6/07; Landlord Consent to Transfer 7/6/07.
133. License Agreement by and between LC Portland, LLC and Exit Rush, LLC (dba Alley
Cat) dated March 22, 2012 None.

134. License Agreement by and between LC Portland, LLC and Yan Chinnarath (dba Bella Fashion) dated July 9, 2012.
135. License Agreement by and between LC Portland, LLC and bergmanluggage.com, Inc.
(dba Bergman Luggage) dated June 8, 2012.
136. License Agreement by and between LC Portland, LLC and Body Jewelry Company, Inc.
(dba Body Jewelry Company) dated November 1, 2012.
137. License Agreement by and between LC Portland, LLC and Brenn Simonen (dba Brenn's Blend) dated February 27, 2013.
138. License Agreement by and between LC Portland, LLC and Raja Shrestha (dba Gifts From Afar) dated May 24, 2012.
139. License Agreement by and between LC Portland, LLC and Momodou B. Dem (dba The House of Momodou) dated May 11, 2012.
140. License Agreement by and between LC Portland, LLC and First Medical Advisory Group (dba The Independent Medical Evaluators) dated January 3, 2013.
141. License Agreement by and between LC Portland, LLC and Aytunc Sogut (dba Istanbul Jewelry & Gifts) dated November 9, 2012.

142. License Agreement by and between LC Portland, LLC and Sharif Ahmad (dba Jenale's Bridal) dated January 18, 2013.
143. License Agreement by and between LC Portland, LLC and Confederated Tribes of Warm Springs Oregon (dba Kah-Nee-Ta High Desert Resort & Casino) dated July 30, 2012.
144. License Agreement by and between LC Portland, LLC and Progressive Insurance Corporation (dba Lloyd Purdy & Co. Insurance) dated March 5, 2013.
145. License Agreement by and between LC Portland, LLC and Portland Smash, Inc. (dba Portland Smash) dated November 26, 2012.
146. License Agreement by and between LC Portland, LLC and Erik Brooks (dba Poster
Planet) dated February 11, 2013.

147. License Agreement by and between LC Portland, LLC and Protech Software, Inc. (dba Super Shots) dated February 20, 2013.
148. License Agreement by and between LC Portland, LLC and Luis Vamberla (dba Tamia) dated November 9, 2012e.
149. License Agreement by and between LC Portland, LLC and Anthony Fell (dba Toys 'N More) dated March 14, 2013.
150. License Agreement by and between LC Portland, LLC and Kareem Haikal (dba Wireless
Tech) dated February 15, 2012.

Schedule 3.2(b-3)
Space Lease Defaults

None.

Schedule 3.2(c)
Brokerage Commissions

PacifiCorp    $55,000
Ulta    $55,000

Schedule 3.2(e)
Litigation
Gap, Inc. v. Glimcher Realty Trust, LC Portland, LLC, et al., 12-CV-015388, Franklin County
Common Pleas Court, Ohio
• On December 14, 2012, The Gap, Inc. and certain of its affiliates (collectively, “Gap”) filed a lawsuit in Franklin County Common Pleas Court against Glimcher Realty Trust (“GRT”) and certain of its affiliated companies named (each collectively together with GRT, “Glimcher”) alleging that Glimcher breached leases with Gap at several Glimcher owned malls by overcharging Gap various lease related charges, including, but not limited to, charges for common area maintenance, taxes, insurance and/or promotional/marketing charges (the “Charges”), and seeking a declaratory judgment requiring Glimcher to provide certain accounting and billing information relating to Gap’s leases that are the subject of the lawsuit.
• Glimcher filed its answer on April 29thafter seeking several extensions in connection with settlement negotiations between the parties.
• The parties are currently in discovery and also continuing with settlement negotiations.

Schedule 3.2(i)
COREA Documents
1. Construction, Operation and Reciprocal Easement Agreement, dated July 19, 1990, by and between Si-Lloyd Associates Limited Partnership and Nordstrom, Inc., recorded September 5, 1990 in Book 2340, page 1635, Multnomah County Recorder’s Office,
Portland, Oregon.
a. Partial Release of Construction, Operating and Reciprocal Easement Agreement,
dated October 5, 1993, by and between Si-Lloyd Associates Limited Partnership and Nordstrom, Inc., recorded December 23, 1993 in Book 2806, Page 272, Multnomah County Recorder’s Office, Portland, Oregon.
b. Partial Release of Construction, Operating and Reciprocal Easement Agreement,
dated December 20, 1993, by and between Si-Lloyd Associates Limited Partnership and Nordstrom, Inc. recorded December 23, 1993 in Book 2806, Page 272, Multnomah County Recorder’s Office, Portland, Oregon.
c. First Amendment to Construction, Operating and Reciprocal Easement
Agreement, dated July 6, 1995, by and between Si-Lloyd Associates Limited Partnership and Nordstrom, Inc.

d. Second Amendment to Construction, Operating and Reciprocal Easement
Agreement, dated March 2, 1999, by and among Glimcher Lloyd Venture, LLC, successor in interest to Si-Lloyd Associates Limited Partnership, Nordstrom, Inc. and Sears, Roebuck and Co., recorded January 6, 2000, as Instrument No. 2000- 001863, Multnomah County Recorder’s Office, Portland, Oregon.
e. Third Amendment to Construction, Operating and Reciprocal Easement
Agreement, to be filed on or prior to Closing.
2. First Supplemental Agreement, dated July 19, 1990, by and between Si-Lloyd Associates
Limited Partnership and Nordstrom, Inc.

a. First Amendment to First Supplemental Agreement, dated July 25, 2005, by and between LC Portland LLC, successor in interest to Si-Lloyd Associates Limited Partnership, and Nordstrom, Inc.
3. Separate Agreement, dated March 2, 1999, by and between Glimcher Lloyd Venture,
LLC, and Sears Roebuck and Co.

a. First Amendment to Separate Agreement, to be dated and recorded on or prior to
Closing.

4. Easement Agreement, dated March 2, 1999, by and between Glimcher Lloyd Venture,
LLC and Sears, Roebuck and Co.

Schedule 3.2(j)
Insurance

Limit of Insurer Policy Coverage Liability Deductible Policy # Term
1. Real & Personal Property $300,000,000 per occ. $25,000 Travelers 1/15/13-14
Rental Income Incl. KTJCMB123D825013
- Newly Constructed or Acquired: Property
Damage/Rental Income 10,000,000 120 days
- Unnamed Locations 100,000
- Accounts Receivable 2,500,000
- Boiler & Machinery Breakdown 100,000,000
- Civil Authority (Rental Income) Incl. 30 days
- Debris Removal 1,000,000
- EDP Equipment & Media 2,500,000
- Earthquake (Moderate Hazard) 50,000,000 2% or $250,000
- Exterior Signs, Lights, Clocks 10,000
- Extra Expense 5,000,000
- Fine Arts See Office Policy
- Flood, except   50,000,000   100,000 Limit is Annual Agg.
- Flood, Zone V Not Covered
- Fungus, Wet Rot, Dry Rot 15,000/250,000 (Named Perils only)
- Ingress/Egress 1,000,000
- Leasehold Interest   2,500,000
- Ordinance or Law - Coverage A Incl. in Loss Limit
- Ordinance or Law - Coverage B&C   25,000,000
- Ordinance or Law - BI 2,500,000
- Pers'l Property of Others 100,000
- Pollutant Clean Up 250,000
- Property in Transit 100,000
- Terrorism Incl.
- Trees, shrubs, plants $2,500/$1,000,000
- Underground Piping & Paved Surfaces   1,000,000
- Utility Services - Direct Damage 1,000,000 25,000
- Utility Services - Indirect Damage 1,000,000 48 Hours
- Valuable Papers 2,500,000
- Named Windstorm Incl. 100,000
4. General Liability Chubb 7/1/12-13
- Each occurrence $1,000,000 25,000 7499-61-75
- Personal & advertising injury 1,000,000
- Medical Payments   Excluded
- Fire Damage Liability 1,000,000
- Prod./Compl. Operations Aggregate 1,000,000
- General Aggregate (per location) 2,000,000
- Employee Benefits Liability
- Each employee $1,000,000 1,000
- Aggregate $3,000,000
6. Commercial Auto Cincinnati Ins. Co. 1/1/13-14
- Bodily Injury & Property Damage $1,000,000 CPA0895391
- Medical payments 5,000
- Uninsured Motorists 1,000,000
- Hired Car Physical Damage 50,000
- Comprehensive ACV 500
- Collision ACV 1,000
7. Umbrella/Excess Liability
- Limit of Liability (each occurrence) $25,000,000 10,000 Chubb 7/1/12-13
- Limit of Liability (aggregate) 25,000,000 79815115

Schedule 3.4(c)(i)(B)
Space Leases in Progress

Forever XXI
PacifiCorp

Schedule 3.4(c)(i)(C)
Space Lease Amendments

Charlotte Ruse
Claire’s
GNC
Joe Brown’s Carmel Corn
Things Remembered
Torrid
Trade Secret
Beau Monde College

Schedule 3.7
Permitted Work

Forever XXI:
Landlord Work Includes: Costs to cut new slab penetrations and provide the required reinforcing for (1) set of steel stairs and (1) single car elevator. On the first level Landlord will provide a barricade around the existing Forever XXI space and demolish only the items required to cut new penetrations. Landlord has included the costs to demolish the second level tenant spaces and install a Temporary barricade around the new second level portion of Forever XXI.
Ulta - Entry:
Landlord to demolish existing entrance and construct all new exterior finishes including new storefront, entry vestibule, glass doors, glass box entry element and lighting. This new entry is a requirement of the Ulta lease as they are located directly adjacent to the existing entry.
Lloyd Center Water Service Separation Project
The shared domestic water and fire service water systems which currently serve Tax Lot 13100 must be separated to comply with the City of Portland Water Bureau’s requirements. The project consists of the following components.
1.    Water Main Extension (work to be performed by City of Portland)
The Portland Water Bureau will extend the 8-inch water main that currently exists in NE Halsey Street to a point south of the Wells Fargo Bank space. This work will provide a combined water service, located under NE Halsey Street, which will extend approximately 50-feet to the edge of the west wall of the underground parking structure. From that point, the City will provide a separate domestic water service and an 8-inch fire water service which will be located in the sidewalk area on the north side of NE Halsey Street, south of the Wells Fargo Bank. The domestic water service will be terminated in a new City installed vault and will include a 2-inch water meter. The fire service will be terminated at a point adjacent to the new meter vault, and will be configured to receive a private 8-inch fire service extension.

2.    Domestic Water Service (work to be performed by Seller)
Seller will install a private line for domestic water from the new City of Portland meter vault (described in 1 above), together with a new backflow device which will terminate in a new water service equipment room that will be located in the basement parking area under NE Halsey Street adjacent to the gymnasium of LA Fitness in the North Parcel. Once the new private water line has been installed and connected to the City of Portland meter vault, Seller will disconnect the existing water service to Tax Lot 13100 and will remove the existing water line which extends from the basement pump room (located on the south side of NE Halsey Street) to the point of new service.
3.    Fire System Water Service (work to be performed by Seller)
Seller will install a new fire system water line which will extend from the new City of Portland main, located adjacent to the domestic water meter in the NE Halsey Street sidewalk, to the new water service equipment room described in 2 above. The new fire system service will be equipped with a fire protection backflow device located in the new service equipment room. The service will then extend underground, below the lowest level of the basement parking structure under NE Halsey Street. Once the new service is connected, Seller will then disconnect the existing fire water service. A new Fire Department Connection (FDC) device will be placed on the south wall of the Wells Fargo storefront on NE Halsey Street to allow for the fire department to charge the fire sprinkler systems for Tax Lot 13100. This device will connect to the existing systems in the water service equipment room.
4.    Fire Alarm System (work to be performed by Seller)
The current fire alarm system will be disconnected from the Lloyd Center Mall fire alarm annunciation panel. The existing fire alarm control panel for Tax Lot 13100 will be augmented with a new annunciation panel and dialer for notification, independent from the Lloyd Center Mall as required by Fire Code. New electrical circuits from Tax Lot 13100 will be extended to provide independent electrical service for this panel, currently served by Lloyd Center Mall power. All disconnected circuits and abandoned alarm wiring will be removed back to the panels from which they originate in the Lloyd Center Mall.

Schedule 4.2
Assumed Contracts

Contractor	Contract Type	Annual Income/(Expense)	Expiration Date	Notes & Termination Notice Provisions
AdSpace Networks Inc.	Advertising	$32,400	1/17/2017	Terminable with 90 days notice. Contract covers multiple malls.
Concourse Communications Group	WiFi	30% of Sponsor Revenue	10/23/2014	Revenue shared. Non terminable, assignment only. Contract covers multiple malls.
Constellation Energy Services	Energy Procurement, Bill Payment, Other Services	(various expenses by service)	12/10/2010	Terminable with 90 days notice. Automatic monthly renewals. Contract covers multiple malls.
CBS Outdoor	Advertising	10,000 Base + 30% Gross	8/31/2022	Not terminable, assignment only with 30 days notice.
Comcast Cable	Cable Service	License Agreement	1/31/2022	License agreement; not terminable, assignment only.
GFC - Gordon Flesch Comp	Equipment Lease	($450/Monthly + Service)	7/24/2015	Not terminable.
Pepsi	Sponsorship/Vending Agreement	Variable on sales volume	5/31/2017	Revenue shared. Non terminable, assignment only.
RMSC - Rink Management Services Corp		($60,000 + expenses)	2/5/2013	Terminable with 60 days notice. Automatic annual renewals.
SimplexGrinnell	Fire alarm inspection, testing, maintenance	($30,630)	12/31/2014	Not terminable.
SmarteCarte	Stroller Vending	50% of Revenue	11/30/2013	Terminable with 60 days notice.
Sprint PCS	Equipment Location Lease	$37,030	6/8/2014	Auto-renews for 3 additional 5-year terms

Schedule 10.1(b)
Pursued Tenants

None.

Schedule 10.9
Security Deposits

	Tenant	Security Deposit Balance (as of March 31, 2013)
1	Apollo College	$23,200.00
2	Beau Monde College of Hair Design	$9,097.94
3	Dermatology Professionals	$3,101.58
4	Frederick's of Hollywood	$2,400.00
5	Gentle Design of Oregon	$4,770.00
6	Nail Company	$2,651.00
7	Portland Smash	$3,350.33
8	Yo Yumba	$4,375.00
Total Tenant Security Deposits	$52,945.85

Exhibit A-1
Tenant Estoppel
[see attached]
Exhibit A-1
FORM OF ESTOPPEL CERTIFICATE
To:    CAPREF Acquisitions LLC and/or assignee
8343 Douglas Avenue
Suite 200
Dallas, Texas 75225
Re:    Lloyd Center
902-2320 NE Lloyd Center 1510 NE Multnomah Street Portland, Oregon (the “Property”)

______________________________________(“Tenant”) hereby warrants and represents to and agrees with CAPREF Acquisitions LLC and/or assignee thereof (“Prospective Purchaser”), LC Portland, LLC (“Landlord”), and any prospective mortgagee of the Property as follows, with the understanding that Prospective Purchaser may rely on such warranties, representations, and agreements as an inducement to purchase the Property which is identified above and more particularly in the described in the Lease (as hereinafter defined):

1.
Tenant is the tenant under that certain lease dated ______________________(as may have been amended to date, the “Lease”) currently by and between Landlord (or its predecessors or successors), as lessor, and Tenant, as lessee, demising    square feet of leasable area (the “Leased Premises”) located at the Property.

2.	The summary of the terms of the Lease contained in Exhibit A attached hereto is true and correct.
3.    The Lease has not been amended or modified, except as reflected in Exhibit A, and is in full force and effect as originally executed. Except as set forth in the Lease, Tenant does not have any (1) option or preferential right to renew or extend the term of the Lease or right to terminate the Lease; (2) option or preferential right to expand or reduce the size of the Leased Premises; (3) option or preferential right to purchase all or any portion of the Property; or (4) any right, title or interest in or to the Property (other than as a Tenant under the Lease), except:

4.    All items of monthly rent due is current and has not been paid by Tenant to Landlord more than thirty (30) days in advance. Tenant is not entitled to any rent abatement, discount, or forbearance, “free rent,” tenant improvements or other allowance or offset against or reduction of any item of rent under the Lease that has not already been received by Tenant, except as follows:

5.
There exists no breach, default, or event of default by Tenant under the Lease, or any event or condition which, with the giving of notice, passage of time, or both, could constitute a breach, default, or event of default by Tenant under the Lease; and to the best of Tenant’s knowledge and belief, there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice, passage of time, or both, could constitute a breach, default, or event of default by Landlord under the Lease.

6.
To the best of Tenant’s knowledge and belief, Tenant has no outstanding claims against Landlord and has no current or pending offset, defense, or counterclaim against Landlord or otherwise as to its performance or obligations under the Lease, and Tenant is not currently exercising any rights to offsets or credits against rent payable under the Lease, or currently asserting any other claims against the Landlord with respect to the Lease or the Leased Premises.

7.    As of the date hereof, Tenant’s formal notice address under the Lease is as follows:

8.
Tenant will recognize Prospective Purchaser as the owner of the Property and attorn to Prospective Purchaser as the landlord under the Lease upon the acquisition of the Property by Prospective Purchaser.

9.    To the best of Tenant’s knowledge, Landlord has performed all tenant improvement work, if any, and/or has paid all tenant improvement allowances, if any, required by the
Lease, except as follows:

10.
Tenant has accepted the Leased Premises, has taken possession thereof, and is currently operating for business therefrom under the Lease. Both Tenant and Landlord have completed and complied with all required conditions precedent to such acceptance and possession.

11.    Tenant has not given any notice of termination or threatened termination of the Lease.
12.    All guarantors of the Lease are identified below:
Neither Tenant nor any Guarantor, if any, is insolvent or bankrupt.

13.	The person signing this letter on behalf of Tenant is a duly authorized representative of Tenant.

14.    This Certificate shall inure to the benefit of Landlord, Prospective Purchaser and their respective successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors, and assigns.
EXECUTED this ________ day of May, 2013.
TENANT:

______
By:
Name:
Title:

EXHIBIT A TO TENANT ESTOPPEL
SUMMARY OF TERMS

1.	Tenant Legal Name:
Tenant d/b/a:
Suite(s):
Square Feet:
Commencement Date:
Expiration Date:

2.	Lease: [list all amendments, addenda, assignments, side letter agreements and guarantees and dates thereof]
3.    Options to Extend:
4.    Amount of Security Deposit or Letter of Credit (currently held by Landlord):
5.    Current Monthly Base Rent: $ ____________    paid through ____
________
6.    Operating Costs and Real Property Taxes:
a.    Current Monthly Estimated Operating Expenses:
Common Area Maintenance    $
Insurance    $
Tax    $
Other    $
Total Monthly Charges    $
Such Operating Expenses have been paid through _______

Exhibit A-2
REA Estoppels
[see attached] ________.

REA ESTOPPEL CERTIFICATE
TO: LC Portland LLC (the “Owner”)
[ ] (the “Buyer”)
RE: Lloyd Center, 2201 Lloyd Center, Portland, Oregon 97232 (the “Property”)
Ladies and Gentlemen:
Nordstrom, Inc. is a party to that certain Construction, Operation and Reciprocal Easement Agreement (the “Original REA”) dated July 19, 1990, among LC Portland, LLC, successor in interest to Si-Lloyd Associates Limited Partnership (“Developer”) and Nordstrom, Inc. (“Nordstrom”), for the premises located at Lloyd Center, Portland, Oregon and as further described in the Original REA (the “Premises”).
Nordstrom hereby certifies to Developer, Buyer and lender(s) who are extending credit to Developer and/or Buyer in connection with the Premises (the “Lenders”), that as of the date of this letter:
1.    The Original REA as modified and supplemented by the documents referred to below is in full force and effect and has not been amended, modified, supplemented or superseded, except as provided in the following documents:
a.    Partial Release of Construction, Operation and Reciprocal Easement Agreement dated
October 5, 1993, by and between Developer and Nordstrom, recorded December 23, 1993 in Book 2806, Page 272, Multnomah County Recorder’s Office, Portland, Oregon.
b.    Partial Release of Construction, Operation and Reciprocal Easement Agreement dated
December 20, 1993, by and between Developer and Nordstrom, recorded April 29, 1994 as Instrument No. 94068247, Multnomah County Recorder’s Office, Portland, Oregon.
c.    First Amendment to Construction, Operation and Reciprocal Easement Agreement dated
July 1, 1995, by and between Developer and Nordstrom.
d.    Second Amendment to Construction, Operation and Reciprocal Easement Agreement
dated March 2, 1999, by and among Glimcher Lloyd Venture, LLC successor in interest to Si-Lloyd Associates Limited Partnership, Nordstrom and Sears, Roebuck and Co., recorded January 6, 2000, as Instrument No. 2000 001863, Multnomah County Recorder’s Office, Portland, Oregon.
e.    Second Amendment and Restatement of Easement Agreement dated August 9, 1990, by and among Lloyd Tower Partnership, Ltd., Si-Lloyd Associates Limited Partnership and
Nordstrom.
f.    First Supplemental Agreement dated July 19, 1990, by and between Developer and
Nordstrom.

g.    First Amendment to First Supplemental Agreement dated July 25, 2005, by and between
Developer and Nordstrom.
h.    Trafsys Counter Installation Agreement dated April 4, 2005, by and between Nordstrom,
Developer as successor in interest to Glimcher Lloyd Venture, LLC.
i.    Third Amendment to Construction, Operating and Reciprocal Easement Agreement dated
______ __, 2013 by and among Developer, Nordstrom and Sears, Roebuck and Co.
The Original REA as so modified, supplemented and amended is referred to as the “REA”. The
REA represents the entire agreement between Nordstrom and Developer as to the Premises.
2.    To Nordstrom’s knowledge, all conditions under the REA to be performed by Developer as a condition to the full effectiveness of the REA have been satisfied, and to Nordstrom’s knowledge, Developer is not in default thereunder. As of this date, to Nordstrom’s knowledge, Nordstrom does not have (a) any claims against Developer or a basis for a claim against Developer or (b) any defenses or offsets against the enforcement of the REA by Developer.
Nordstrom has not delivered any notice to Developer regarding a default by Developer under the REA. Nordstrom is not in default under the REA, nor has it received any notice from Developer declaring Nordstrom in default of the REA.
3.    Nordstrom is obligated under the REA to pay its proportionate share of the common area maintenance costs. Nordstrom’s share of the common area maintenance costs is a fixed amount equal to ________________________ per year payable in monthly installments of __________________.
4.    Nordstrom does not have any rights of first refusal or options to purchase or lease any other portion of the Premises of which the Nordstrom parcel is a part.
5.    Nordstrom has not assigned, sublet, encumbered, pledged, hypothecated, transferred or conveyed (or suffered any of the preceding) its interest in the REA or the Premises.
6.    Nordstrom has full right and authority to execute and deliver this Estoppel Certificate.
7.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
Nordstrom shall have no liability to Developer, Buyer, Lender(s), or their successors or assigns, arising out of any inaccuracy or omission of information in or from this certificate, but Nordstrom shall be estopped from taking a position against Developer, Buyer, Lender(s) and their successors and assigns that is inconsistent with the statements made in this letter.

2

IN WITNESS WHEREOF, the undersigned Nordstrom has executed this Certificate as of the date written below.
DATED: _________, 2013
Nordstrom, Inc., a Washington corporation
By

Name:

Title:

3

REA ESTOPPEL CERTIFICATE
To:    LC Portland LLC (“Owner”)
[ ] (“Buyer”)
Re:    Unit # 1049 (the “Shopping Center”)
1260 Lloyd Ctr.
Portland, OR
The undersigned, Sears, Roebuck and Co. (“Sears”), is a party to the following agreements (the “Agreements”) affecting the above referenced Shopping Center:
Construction, Operation and Reciprocal Easement Agreement (“COREA”) dated July 19, 1990 between Si-Lloyd Associates Limited Partnership ( “Developer “), Nordstrom, Inc.
(“Nordstrom”).
First Amendment to COREA dated July 6, 1995 by and between Developer and Nordstrom.
Second Amendment to COREA dated March 02, 1999 by and between by and among Glimcher
Lloyd Venture, LLC (successor in interest to Developer), Nordstrom and Sears.
Easement Agreement dated March 02, 1999 by and between Glimcher Lloyd Venture, LLC (successor in interest to Developer) and Sears
Separate Agreement dated March 02, 1999 by and between Glimcher Lloyd Venture, LLC (successor in interest to Developer) and Sears.
Third Amendment to COREA dated ______ __, 2013 by and among Owner (as successor in interest to Developer), Nordstrom and Sears.
First Amendment to Separate Agreement dated _________ __, 2013 by and between Owner (as successor in interest to Developer) and Sears..
Sears hereby certifies that to its actual knowledge and as of the date hereof:

1.	The Agreements are in full force and effect and have not been amended, modified or supplemented in any way, except as stated above.

2.	Sears has not received nor given any notice of default pursuant to the terms of the Agreements which has not been cured.

3.
To the extent provided for in the COREA, as amended, Sears reserves the right to audit items of cost passed through to Sears by Developer, whether relating to past, present or future expenses, and the statements made in this Estoppel are subject to such rights.

4.    That notwithstanding anything else herein to the contrary, Sears hereby expressly reserves any and all claims it may have for overcharges or incorrect billings under the Lease (or other contractual documents ) for this location. Sears has not performed a thorough examination or audit of the billings under this Lease ( or other documents ) and hereby expressly reserves the right to do so at a later date and to make a claim for any overcharges revealed as a result of such examination or audit.
This Estoppel Certificate is given solely for the information of the party or parties to whom addressed, and it may not be relied upon by any other person or entity. This Estoppel Certificate shall not create any liability in, or provide any right of action against Sears, its officers, directors, agents, employees and representatives, but shall only act to estop Sears from making any claims or statements against the party or parties to whom this Estoppel Certificate is addressed which are contrary to those made herein.
SEARS, ROEBUCK AND CO.,
a New York Corporation

By:
Its: Authorized Agent
2

Exhibit A-3
Seller Estoppel
[see attached]

Exhibit A-3: Form of Seller Estoppel
SELLER ESTOPPEL CERTIFICATE
RE: That certain lease dated ________________________________________, between ___________________________________________    (“Landlord”),    and ______________________________________ (“Tenant”), for premises (the “Premises”) located at _______________________________________, as further described in the aforesaid lease.
WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated
[____________] (“Agreement”), between Landlord (“Seller”) and [__________] (“Buyer”), Seller agreed to provide to Buyer a Seller Estoppel certificate in certain instances where tenant estoppel certificates could not be obtained in time for the closing under the Agreement (each, a “Seller Estoppel Certificate”);
WHEREAS, capitalized terms not herein defined shall have the meaning ascribed to such terms in the Agreement;
NOW THEREFORE, the undersigned, as Landlord under the above referenced lease, hereby certifies as follows:
1.    The above-referenced lease has not been modified or amended in any way, except for the following modifications or amendments, if any (it will be presumed that there are no modifications    or    amendments    unless    they    are    specified    here): ______________________________________________________________________________ ______________________________________________________________________________
(as so modified or amended, the “Lease”). The Lease represents the entire agreement between the parties as to the leasing of the Premises.
2.    The Lease is in full force and effect.
3.    As of this date, all conditions under the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied and Landlord is not in default thereunder; and, to the best of Seller’s Knowledge, Tenant does not have (a) any claims or a basis for a claim against Landlord, and (b) any defenses or offsets against the enforcement of the Lease by Landlord, and Tenant has not delivered any notice to Landlord regarding a default by Landlord under the Lease, except as set forth below:
4.    To the best of Seller’s Knowledge, Tenant is not in default under the Lease, nor has Landlord sent Tenant a notice declaring Tenant in default under the Lease, except as set forth below:
5.    As of the date of this Seller Estoppel Certificate, Tenant has taken possession and is occupying the Premises. The term of the Lease began on __________, and expires on _______________

(including renewal options already exercised, if any), subject to any outstanding renewal options, and the Tenant has no option to terminate or cancel the Lease or to

Exhibit A-3: Form of Seller Estoppel
purchase all or any part of the Premises or the property of which the Premises is a part, except as expressly set forth in the Lease.
6.    The base rent obligation of Tenant under the Lease is in effect and the current base rent (exclusive of any applicable operating expense costs) is $_______________________ ($____________) per month.
7.    No rent has been paid more than thirty (30) days in advance.
8.    The current amount of security deposit held by Landlord is $______________.
9.    To the best of Seller’s Knowledge, Tenant has not assigned, sublet, encumbered, pledged, hypothecated, transferred or conveyed (or suffered any of the preceding) any interest in the Lease or the Premises except as follows: ___________________________________ ___________________________________
10.    Seller has full right and authority to execute and deliver this Seller Estoppel Certificate.
11.    Except as may be set forth in the Lease, Tenant has no right of first refusal, option or other right to purchase all or any portion of the Premises or the property of which the Premises is a part.
12.    All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant, and all reimbursements and allowances due to the Tenant under the Lease in connection with any tenant improvement work have been paid in full, except as provided below:
Seller is aware that buyers, lenders and others will rely upon the statements made in this Seller Estoppel Certificate, and has therefore adjusted the language hereof as necessary to make it an accurate statement of the current facts concerning the Lease. This Seller Estoppel Certificate is being delivered subject to the terms of Section 6.2(a)(vii) of the Agreement.
[Signature Page on Next Page]

Exhibit A-3: Form of Seller Estoppel
IN WITNESS WHEREOF, the undersigned Seller has executed this Seller Estoppel
Certificate as of the date written below.
DATED: __________________    SELLER:
______________________________
______________________________
By: __________________________
Its: ___________________________

Exhibit B
Assignment of Leases
[see attached]

Exhibit B: Form of Assignment of Leases
Assignment and Assumption of Leases
THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this
“Assignment”) is entered into as of this __ day of ___________, 2013 (the “Effective Date”), by and between LC PORTLAND, LLC, a Delaware limited liability company (“Assignor”), and [_________________], a [________________] (“Assignee”).
WITNESSETH
WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [________] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and
WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to those certain lease agreements described on Exhibit A (the “Leases”).
NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and
Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, its right, title and interest in and to the Leases.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Leases on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.
5.    No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.
[Remainder of page left blank; Signatures follow on next page]

Exhibit B: Form of Assignment of Leases
IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and
Assignee have executed this Assignment as of the day and year first above written.
ASSIGNOR:
LC PORTLAND, LLC, a Delaware limited liability company
By:    _________________________
Name:
Title:
ASSIGNEE:
[__________________________]
By:    _________________________
Name:
Title:

Exhibit B: Form of Assignment of Leases
Exhibit A

Exhibit C
Assignment of Contracts
[see attached]

Exhibit C: Form of Assignment of Contracts
Contract Assignment and Assumption
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT AGREEMENT (this “Assignment”) is entered into as of this __ day of __________, 2013 (the “Effective Date”), by and between LC PORTLAND, LLC, a Delaware limited liability company (“Assignor”) and [_________________], a [__________] (“Assignee”).
WITNESSETH
WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [__________] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and
WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to those certain agreements described on Exhibit A (the “Contracts”).
NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and
Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of its rights, title and interest in and to the Contracts.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Contracts on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.
5.    No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[Remainder of page left blank; Signatures follow on next page]

Exhibit C: Form of Assignment of Contracts

Exhibit C: Form of Assignment of Contracts
IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and
Assignee have executed this Assignment as of the day and year first above written.
ASSIGNOR:
LC PORTLAND, LLC, a Delaware limited liability company
By:    ______________________
Name:
Title:
ASSIGNEE:
[__________________]
By:    ______________________
Name:
Title:

Exhibit C: Form of Assignment of Contracts
Exhibit A
Contracts

Exhibit D
Tenant Notice Letter
[see attached]

Exhibit D: Form of Tenant Notice

TENANT NOTICE
__________ __, 2013
[Tenant] [Address]
Re: Transfer of ownership
Dear Tenant:
As of the date of this letter, ownership of Lloyd Center has been transferred by LC Portland,
LLC to [ ].
Your security deposit, if any, has been transferred to the new owner.
From this date on, please remit all rent payments to the new owner at [ ].
[The new owner's management group will contact all tenants with further information.]

Exhibit D: Form of Tenant Notice

SELLER:
LC PORTLAND, LLC, a Delaware limited liability company
By:    _________________________
Name:
Title:
BUYER:
[    ]
By:    _________________________
Name:
Title:

Exhibit E
REA Assignment
[see attached]

Exhibit E: Form of Assignment of REAs
REA Assignment and Assumption
THIS ASSIGNMENT AND ASSUMPTION OF REA AGREEMENT (this
“Assignment”) is entered into as of this __ day of __________, 2013 (the “Effective Date”), by and between LC PORTLAND, LLC, a Delaware limited liability company (“Assignor”) and [_________________], a [__________] (“Assignee”).
WITNESSETH
WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [__________] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and
WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to those certain reciprocal easement agreements described on Exhibit A (the “REAs”).
NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and
Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of its rights, title and interest in and to the REAs.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the REAs on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.
5.    No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.
[Remainder of page left blank; Signatures follow on next page]

Exhibit E: Form of Assignment of REAs
IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and
Assignee have executed this Assignment as of the day and year first above written.
ASSIGNOR:
LC PORTLAND, LLC, a Delaware limited liability company
By:    ______________________
Name:
Title:
ASSIGNEE:
[__________________]
By:    ______________________
Name:
Title:

Exhibit E: Form of Assignment of REAs

Exhibit A
REAs

Exhibit F
Assignment of Licenses, Permits
[see attached]

Exhibit F: Form of Assignment of Licenses, Permits and Intangibles
Assignment and Assumption of Licenses, Permits and Intangibles
THIS ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS AND
INTANGIBLES AGREEMENT (this “Assignment”) is entered into as of this __ day of __________, 2013 (the “Effective Date”), by and between LC PORTLAND, LLC, a Delaware limited liability company (“Assignor”) and [_________________], a [__________] (“Assignee”).
WITNESSETH
WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [__________] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and
WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to any and all warranties, permits, plans and specifications, intangible property (the “Assigned Property”), to the extent such Assigned Property is assignable, pertaining to the construction, repairs and improvements located on the real property described on Exhibit A.
NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and
Assignee agree as follows:

1.	Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of its rights, title and interest in and to the Assigned Property.

2.	Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Assigned Property on Assignor’s part to be performed thereunder.

3.	This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.	This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.
5.    No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee. In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

Exhibit F: Form of Assignment of Licenses, Permits and Intangibles
[Remainder of page left blank; Signatures follow on next page]

Exhibit F: Form of Assignment of Licenses, Permits and Intangibles
IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and
Assignee have executed this Assignment as of the day and year first above written.
ASSIGNOR:
LC PORTLAND, LLC, a Delaware limited liability company
By:    ______________________
Name:
Title:
ASSIGNEE:
[__________________]
By:    _____________________
Name:
Title:

Exhibit F: Form of Assignment of Licenses, Permits and Intangibles

Exhibit A
Legal Description of Property

Exhibit G
Deed
[see attached]

Exhibit G: Form of Deed
AFTER RECORDING, RETURN TO:
________________________________
________________________________
________________________________

UNTIL A CHANGE IS REQUESTED,
SEND ALL TAX STATEMENTS TO:
________________________________
________________________________
________________________________

SPACE ABOVE THIS LINE FOR RECORDER’S USE

STATUTORY SPECIAL WARRANTY DEED
_______________________,    a    _______________    [limited    liability company/corporation/etc.],    Grantor,    conveys    and    specially    warrants    to ____________________________,    a    ______________    [limited    liability company/corporation/etc.], Grantee, the real property described on Exhibit A attached hereto, free of encumbrances created or suffered by Grantor, except as listed on the attached Exhibit B attached hereto.
[The true consideration for this conveyance is ______________________________
DOLLARS ($____________).] [Comply with ORS 93.030]
BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST

FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007,
1

Exhibit G: Form of Deed

SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
IN WITNESS WHEREOF, Grantor has executed this Statutory Special Warranty Deed this ____ day of __________________, 20_____.
GRANTOR:

By:
Printed Name:
Title:

[FOR ENTITY]
STATE OF OREGON    )
)ss.
County of ______________)
The foregoing instrument is acknowledged before me this ____ day of ____________, 20____, by __________________________________, as ______________________________ of _____________________________, [a(n)______________ limited liability company, corporation, etc.], [on behalf of the limited liability company, corporation, etc.].

Notary Public for Oregon
My Commission Expires:

Exhibit G: Form of Deed
EXHIBIT A
TO
STATUTORY SPECIAL WARRANTY DEED
Real Property Description
Exhibit A - Page 1

Exhibit G: Form of Deed

EXHIBIT B
TO
STATUTORY SPECIAL WARRANTY DEED
Permitted Encumbrances
(to be attached)
Exhibit B - Page 1

Exhibit H
Bill of Sale
[see attached]

Exhibit H: Form of Bill of Sale

Bill of Sale
LC PORTLAND, LLC, a Delaware limited liability company, as seller (“Seller”), and [ ], a [ ], as buyer (“Buyer”), have entered into that certain Agreement of Purchase and Sale, dated as of [___________] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”).
Pursuant to the Agreement, Seller has agreed to sell to Buyer any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the improvements commonly known as Lloyd Center and located on the real property described in Exhibit A attached hereto (collectively, the “Transferred Assets”).
Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, assign, convey, transfer, set over, and quit-claim unto Buyer, its successors and assigns, all of Seller’s right, title and interest in and to the Transferred Assets.
TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever from and after the date hereof.
This Bill of Sale is made without warranty or representation, express or implied, by or recourse against Seller of any kind or nature whatsoever except as set forth in the Agreement.

Exhibit H: Form of Bill of Sale
This Bill of Sale has been duly executed by Seller as of the ____ day of ____ 2013.
SELLER:
LC PORTLAND, LLC, a Delaware limited liability company
By:    _________________________
Name:
Title:

Exhibit H: Form of Bill of Sale

Exhibit A
Legal Description

Exhibit I
FIRPTA Certificate
[see attached]

Exhibit I: Form of FIRPTA
SECTION 1445(b)(2) TAX CERTIFICATE
Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.
For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [ ] a [ ] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by LC PORTLAND, LLC, a Delaware limited liability company and disregarded entity for U.S. tax purposes (“LC
Portland”), the undersigned hereby certifies the following on behalf of GRT MALL JV LLC, a
Delaware limited liability company and the sole member of LC Portland (the “Transferor”).
1.    The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, (as those terms are defined in the Internal Revenue Code or 1986, as amended, and the Income Tax Regulations thereunder);
2.    The Transferor is not a disregarded entity as defined in Treas. Reg. § 1.1445-
2(b)(2)(iii);
3.    The Transferor’s U.S. employer identification number is [______]; and
4.    The Transferor’s office address is:
180 East Broad Street Columbus, Ohio 43215
The undersigned understands that this certification may be disclosed to the Internal
Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Dated: __________
[signature page to follow]

Exhibit I: Form of FIRPTA
GRT MALL JV LLC, a Delaware limited liability company
By:    BRE/GRJV Holdings LLC, a Delaware
limited liability company, its managing member
By:    __________

Name:
Title:

Exhibit J
Title Affidavit
[see attached]

Exhibit J: Form of Title Affidavit

Seller’s Title Affidavit
dated as of __________ __, 2013

Re:    Seller:    LC Portland, LLC
Buyer/Insured:    [ ]
Purchase Price:    $[ ]
Lender/Insured:    [ ]
Loan Amt:    $[ ]
Title Insurer:    [ ]
Title Agent:    [ ]
Commitment #:    [ ]
Premises:    Lloyd Center, Portland, Oregon

Certifications: Seller hereby certifies the following to Title Insurer:
Mechanics Liens: To the best knowledge of the undersigned, except as disclosed on Schedule A attached hereto, all labor, services or materials rendered or furnished within the last 90 days in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.
Possession: To the best knowledge of the undersigned and as to period subsequent to March 26, 2010 only, (a) the undersigned’s possession of the Premises has been peaceable and undisturbed and (b) the undersigned’s title to the Premises has never been disputed or questioned.
Unrecorded Easements: To the best knowledge of the undersigned and as to period subsequent to March 26, 2010 only, there are no easements or claims of easements not shown by the public records.
Tenants/Parties in Possession: There are no tenants or other parties who are in possession or have the right to be in possession of said Premises other than tenants under written leases, as tenants only, none of which have an option to purchase or right of first refusal affecting the Premises, and which leases all contain automatic subordination to fee mortgages/deeds of trust.
Options to purchase or rights of first refusal: Except as set forth on Schedule B attached hereto, the instant transaction and as to period subsequent to March 26, 2010 only, the undersigned has not granted (and has no knowledge of) any unrecorded outstanding options to purchase the Premises or rights of first refusal affecting the Premises.

Pending Contracts/Agreements: But for the instant transaction and as to period subsequent to March 26, 2010 only, the undersigned has not entered into any unrecorded contracts or agreement for the sale, disposition or encumbrance of all or part of the Premises.

Exhibit J: Form of Title Affidavit
Covenants & Restrictions: To the best knowledge of the undersigned and as to period subsequent to March 26, 2010 only, there are no violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”). In addition, any charge(s) or assessment(s) provided for in any of the CC&Rs have been duly paid.
Bankruptcy: No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.
General Indemnification: The undersigned hereby indemnifies and holds Title Insurer harmless against all loss or damage sustained by reason of the following: NONE
Gap Indemnification: Between the most recent Effective Date of the Commitment and the date of recording of the Deed from Seller to Buyer but in no event later than five (5) business days from the date hereof or five (5) business days from the break of escrow, to the extent applicable and whichever is later (hereinafter, the “Gap Period”), the undersigned has not taken or allowed and will not take or allow any action to encumber or otherwise affect title to the Premises. In the event of any lien, encumbrance or other matter affecting title to the Premises in the Gap Period arising as a result of an act of the undersigned, the undersigned hereby indemnifies and holds Title Insurer harmless against any and all loss or damage sustained as a result thereof and further undertakes to take all necessary steps to discharge any such lien, encumbrance or other matter in a manner reasonably satisfactory to Title Insurer. The undersigned makes the foregoing assertion, indemnification and undertaking to induce Title Insurer to provide so-called “Gap Coverage” in its policy of title insurance.
Further Assurances: The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the Deed from Seller to Buyer.
Knowledge: The term “to the best knowledge of the undersigned” used herein shall mean the current actual knowledge of ___________________, without any duty of inquiry or investigation and without any personal liability.
Inducement and Indemnification: The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove.
[signature page to follow]

Exhibit J: Form of Title Affidavit
LC PORTLAND, LLC, a Delaware limited liability company
By:    ________________________
Name:
Title: